Filed Pursuant to Rule 424(b)(3)

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

SPECIFICITY, INC.

801 West Bay Drive, Suite 206

Largo, Florida 33770

(813) 364-4744

1,765,000 SHARES OF COMMON STOCK

Consisting of 865,000 shares on behalf of existing shareholders

And

900,000 shares being offered by the Company

This is the initial offering of Common Stock of Specificity, Inc. on behalf of selling shareholders. We are offering for sale a total of 900,000 shares of Common Stock at a fixed price of $1.50 per share for the duration of this Offering (the "Offering"). In addition, we are registering for resale 865,000 shares of Common Stock held by existing shareholders to be sold at $1.50 or at market upon the Company having its Common Stock traded on a national exchange. The Offering is being conducted on a self-underwritten, best efforts basis, which means our President and Chief Executive Officer, Jason Wood will attempt to sell the shares directly to friends, family members and business acquaintances. Jason Wood will not receive commission or any other remuneration for such sales. In offering the securities on our behalf, Jason Wood will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934.

The shares will be offered for sale at a fixed price of $1.50 per share for a period of one hundred eighty (180) days from the effective date of this prospectus, unless extended by our Board of Directors for an additional ninety (90) days. If all of the shares offered by us are purchased, the gross proceeds to us will be $1,350,000. Accordingly, all funds raised hereunder will become immediately available to the Company and will be used in accordance with the Company’s intended “Use of Proceeds” as set forth herein, investors are advised that they will not be entitled to a refund and could lose their entire investment.

	Offering Price to the Public Per Share	Commissions	Net Proceeds to Company After Offering Expenses (25% of Shares Sold)	Net Proceeds to Company After Offering Expenses (50% of Shares Sold)	Net Proceeds to Company After Offering Expenses (100% of Shares Sold)
Common Stock	$1.50	Not Applicable	$333,750	$667,500	$1,350,000

Our independent registered public accountant has issued an audit opinion for Specificity, which includes a statement expressing substantial doubt as to our ability to continue as a going concern. Accordingly, any investment in the shares offered hereby involves a high degree of risk and you should only purchase shares if you can afford a loss of your entire investment.

Our Chief Executive Officer, Jason Wood, holds 1,000,000 shares of Series A Preferred Stock, which have voting rights equal to 5 votes for each share of Series A Preferred Stock. As a result, Mr. Wood has over 87% voting rights on all matters presented to shareholders, limiting shareholders’ ability to affect decision making if the Offering is fully subscribed. In addition, we have 260,000 shares of Series B Preferred Stock that have no voting rights, but that do convert into 10% of the issued and outstanding common stock.

There currently is no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our Common Stock is not traded on any exchange or on the over-the-counter market. There can be no assurance that our Common Stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ THIS ENTIRE PROSPECTUS, INCLUDING THE SECTION ENTITLED “RISK FACTORS” BEGINNING ON PAGE 9 HEREOF BEFORE BUYING ANY SHARES OF SPECIFICITY, INC.’S COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is [MONTH] ____, [YEAR]

You should rely only on the information contained or incorporated by reference to this prospectus in deciding whether to purchase our Common Stock. We have not authorized anyone to provide you with information different from that contained in this prospectus. Under no circumstances should the delivery to you of this prospectus or any sale made pursuant to this prospectus create any implication that the information contained in this prospectus is correct as of any time after the date of this prospectus. To the extent that any facts or events arising after the date of this prospectus, individually or in the aggregate, represent a fundamental change in the information presented in this prospectus, this prospectus will be updated to the extent required by law.

The purpose of this supplemental filing is to acknowledge a change in ownership in one of the Selling Shareholders.

PROSPECTUS SUMMARY

The following summary highlights material information contained in this prospectus. This summary does not contain all of the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the risk factors section, the financial statements and the notes to the financial statements. You should also review the other available information referred to in the section entitled “Where You Can Find More Information” in this prospectus and any amendment or supplement hereto.

Company Overview

Specificity, Inc. (“Specificity” or the “Company”) was incorporated in the State of Nevada on November 25, 2020.

The Problem We Endeavor to Solve

Big Tech and the Social Media giants have all evolved away from client advocacy and moved into a new paradigm of fear and hyper political correctness. They no longer endeavor to do what is right for their marketing clients. Instead, they have made marketing to targeted audiences exponentially more difficult and dramatically more expensive.

After the fallout from the social media giants getting caught misusing user supplied data (for example Cambridge Analytica) they pulled most of the targeting mechanisms out of their platforms to avoid additional congressional oversight and regulation. They have since gone a step further by claiming the rationale for these changes is to stop discrimination.

We believe the real motivation for this policy change is not anti-discrimination, rather it is revenue driven. They are forcing ad delivery to consumers unlikely to buy. They are also forcing increased quantities of ads to be placed in order to hit an impactful number of targeted buyers. As a result, businesses are deploying the same budget with diminished results or are forced to increase their spend to keep the net results the same. Their claim is that using peoples’ interests and behavior to identify suitable audiences to market to is suddenly discriminatory. These companies have used these practices for well over a decade. Targeting buyers with incomes that suggest they can afford a six-figure sports car isn’t discrimination; it’s the responsible deployment of advertising spend. Conversely, delivery of ads for low-income housing opportunities to wealthy people makes just as little sense as well.

At best it’s political correctness run amuck, at worst it’s a ploy to drive ad spend up by forcing people to spend more to get the same. And not only will we take no part in this, we are building Specificity specifically to help businesses get the very most for their ad spend. Our marketing tools will target those most likely to buy the product being solicited. We would never allow nor condone discrimination of any kind. But delivering advertising to people actively looking for products and services is NOT discrimination; it’s intelligent marketing.

Company Overview

Specificity, Inc. is a technology company with 2 core missions:

1)	First, we endeavor to deliver the latest digital marketing technology to companies of all sizes making them nationally, regionally and locally competitive. In this capacity, we come to the table already vertically integrated and capable of executing any size campaign flawlessly.
2)	Secondarily, Specificity is a tech incubator. We identify technology-based marketing solutions, take an equity share position in return for utilizing our internal resources to complete the buildout of technology-based solutions, and then using our marketing prowess to draw clients to these businesses. We have the internal personnel to successfully complete these projects and our marketing capabilities will deliver lower advertising costs to launch new projects making growth faster to attain.

Digital Marketing

As a digital marketing agency, Specificity is an early adopter of innovative digital marketing tools. Our team keeps our clients ahead of the technology curve instead of chasing it. Our ability to identify audiences in granular ways other tech companies have given up on, positions us well to deliver better results at lower costs. By delivering ads to more targeted audiences, our clients enjoy the benefit of focusing 100% of their digital spend on audiences that make sense for their products and services. While the large social media/tech companies are eliminating or limiting access to targeting tools, we continue to add better targeting tools all the time.

As digital marketing continues to evolve, Specificity finds itself with an incredibly unique opportunity. While the large tech companies and social media firms are removing targeting mechanisms from their platforms, businesses are waking up to the fact that more targeted audiences lower their CPA (cost per acquisition) and dramatically improve their ROI. As each day goes by, business owners have learned that the less targeted their campaigns are the more money and time they waste. Reaching the audiences they were easily able to reach just a few years back is made more expensive with the removal of targeting mechanisms. It is all done in the name of political correctness, but it is obvious to most, that their true motivation is to drive ad spend up to drive revenue for themselves.

All of these events put Specificity in a great position to acquire new clients in mass. Our capital raise will in large part be used to grow our sales team in two regions initially and then expand quickly thereafter. The two regions we are starting with are the Tampa and New England markets and will be targeting clients with revenues between$5,000,000 and $25,000,000. The revenue target speaks to both retainer and retention. We know that clients with this type of revenue typically have internal marketing teams that are more suited to understand analytics and can more easily track results. When this is the case, these clients stay longer and are more active in running the campaign making it far easier to produce new creative and get it approved more quickly, a critical component for campaign optimization.

We also know that clients with these revenues spend on average, $5,100 per month. This is important because this retainer level ensures profitability after accounting for sales expense and the overhead required to execute a campaign. While Specificity welcomes smaller businesses as well as larger businesses, targeting these size companies through our sales efforts will ensure both long-term retention and profitability. Both Tampa and the New England region have a plethora of companies that fall into this category. Tampa has 9,991 companies with annual revenue between 5 and 25 million. (insert breakdown provided here for Tampa as well as New England here) The New England market boasts far more in our targeted range.

In addition to being home to many companies we seek to engage, there is another reason these two regions were selected. Kevin Frisbie is an investor in Specificity and possesses a long track record for running highly productive sales teams. He will be recruiting, training and managing the sales team in the New England market and clearly has a vested interest in its’ success. Our CEO, Jason Wood, similarly possesses a long track record for managing sales teams and will be recruiting, training and managing the team in the Tampa market. Between the two of these seasoned pros, growing their respective markets should be accomplished in the timeline provided in the projections.

While we project strong revenue growth in 2021, our other mission is to buildout internal capacity to facilitate growth. A portion of our capital raise will go towards that end. Having a well-trained staff in place will not only allow for the expeditious on-boarding of new clients but will also go a long way in retaining clients we bring on. Strong client retention is foundational to long-term success in our business. We have already automated much of what we do so the length of time required to properly train people is drastically reduced.

Proof of Concept

The premise we have laid out is simple, the better targeted the audience the higher ROI the campaign will produce. The reason for this is that when you focus your ad spend on those most likely to convert you have far less wasted spend. By not marketing to people that have little or no interest in your product or service you can then focus your spend on those that do. We accomplish this by leveraging a few different technologies and bringing them all together.

The first is called device ID extraction. This technology uses criteria we provide to pull devices (smart phones) and publish them to our marketing platforms. By pulling the device ID we not only have the ability to deliver messaging on a smartphone, but in most cases, we have access to deploy ads throughout that person’s entire digital landscape through cross device marketing. Places like tablets, smart TVs, streaming services, laptops, desktop computers are available for ad deployment as well.

This technology allows us to identify people in four distinct ways.

1.	By their physical location
•	We can pull device IDs from specific locations. Unlike geofencing, we pull device ID's from multiple locations and not simply devices found in a half a mile big circle. For example, we can pull the device ID's belonging to people that walk into competitor car dealerships every day on behalf of our car dealer client. What that offers our client is the ability to market to an audience clearly in the market for a new car.
•	Geofencing will deploy ads to every device in a large area but will include mostly devices not associated with anyone interested in a new car. Instead, you will market to people at the mall or coffee shop far more than at your competitors place of business. The difference between the two approaches is significant.

•	Another way location-based device ID extraction is used successfully is surrounding events or conventions. We can pull deice IDs at a home and garden show, for example, and market flooring and tile products to that audience. We can target a business convention for a client selling into a specific industry and pull those device ID’s. We can go back twelve months and pull the previous year attendees and invite them to visit the booth at this year’s convention.

2.	By what they are searching for online

Pulling device IDs based on search allows us to deliver ads to people actively looking for a product or service. But unlike the SERPs (Search Engine Results Pages), we can deliver multiple ads at whatever frequency we choose. When using traditional search-based marketing with the SERPs, even when your link does appear, it appears along with ten competitors. There is no real client advocacy in that. Traditional search-based marketing has turned into the phonebook online. Search based device ID extraction is dramatically more powerful.

3.	Using Preselected Audiences
•	Preselected audiences allow us to identify an audience using specific criteria. There are literally tens of thousands of data points we can use including behavior, job title, hobbies, income, demographics and so much more. Some of the more complex audiences to find can be identified using this method.
•	This method is really only limited by the imagination. Once we help our clients understand their ideal customer segments and personas, developing the audience becomes easy.
4.	Domain Targeting
•	Domain targeting allows ad delivery to people visiting websites surrounding a niche, hobby or business. Our software identifies the websites catering to these niche users that allow ad network ads on their sites. This works well in industries marketing to small, niche audiences.

These four ways of identifying ideal audiences to market to are extremely conducive to creating more predictive results. We take the device IDs that come from this process and upload them into a programmatic display software. Programmatic display software has grown in popularity because it uses artificial intelligence (AI) to optimize campaigns in real time – not necessarily the success or failure of ads and messages, but more so in how it buys the ad space. There is no negotiating or over bidding to get favorable placement with programmatic marketing.

When you couple the AI in programmatic with a very targeted audience, you arrive at a process that dramatically improves conversions. The efficiency with programmatic and the hyper targeted nature of the audience we provide, offers our clients campaigns that maximize every dollar they spend marketing; another especially important part of driving successful client relationships.

Ad buying optimization saves money in that process, but overall campaign optimization is critical as well. We use a plethora of analytic software to monitor and optimize every campaign’s performance. This further separates us from competitors. Testing creative, messaging and a whole host of other campaign variables is mission critical to our success.

In addition to Device ID extraction and programmatic display, Specificity offers a whole host of marketing services.

•	Email marketing
•	Automated marketing
•	Retargeting marketing
•	Content marketing
•	Social media content creation
•	Digital production marketing
•	Creating brand standards
•	Logo creation
•	Website creation
•	Brochure creation
•	Print marketing
•	Targeted print campaigns
•	Google and Bing display ads
•	Google and Bing pay per click campaigns
•	Google local service ads
•	Text (SMS) campaigns
•	Search engine optimization
•	Blog creation
•	Voice marketing
•	Radio commercial creation
•	Influencer marketing collaborations
•	Proximity marketing

Specificity uniquely offers a combination of technology but furthermore, we have defined a way to combine multiple technologies to drive efficiency and results. What stands out the most, is our ability to evolve as technology evolves. As our team masters new technologies, our leadership team is out looking for the next great idea. Once properly funded, Specificity will become a major player in the development and completion of these ideas.

Tech Incubator

In the digital marketing space, there are numerous opportunities for project completion. Men and women across the country have great ideas but not the resources to finish their projects. Our model is simple, once we identify these opportunities, we will negotiate an equity share position in return for using our resources to complete the buildout. These resources include our website design team, programmers, graphic designers, digital marketers and management.

Due to the nature of what we do, we welcome these projects with both the ability to help complete them and the ability to market them. We can identify the audience most likely to use them and then aggressively advertise to that audience. Our goal in doing so is to spin them off into their own company and then take our profit when the time is right.

PickPocket

This model is being proven now. Specificity acquired, then completed a digital marketing platform called PickPocket. It offers its users location-based device ID extraction in a self-serve platform wherein users can define the parameters of their own campaign. It aims to compete with the marketing mechanisms in social media companies. Just as they are removing targeting capabilities, PickPocket will hit the market offering very granular targeting. Users on PickPocket are in total control of their campaign and can dictate spend level, locations to target, and the duration of the campaign. Forty-eight hours after the campaign is complete, PickPocket clients get an email containing detailed analytics, including foot traffic attribution reporting. This reporting tells the client how many people physically visited their location out of all the device IDs that were marketed to during the campaign. The report also contains tracking for impressions, clicks, form fills, and ecommerce conversions where appropriate. We have launched PickPocket and will be fully capitalizing the marketing in the coming weeks.

The Investor Center

Another project we have brought in-house is the Investor Center. This is an online portal allowing investors to completely customize their own user experience. They can choose what news feeds to populate on their home screen, which stocks to follow, what industries to track, which OTC companies to follow, which companies seeking private investment to keep track of and much, much more. This service is subscription based.

In addition to providing users with a customized experience, The Investor Center brings together companies seeking investment with brokers, investors and private equity firms. Paid advertising on the platform is available for companies seeking to garner investor attention or for brokers seeking to offer their services to investors. There are many revenue streams available, and our sales team will be run by someone that has spent 30 years in this space, Jim Price.

Currently, we have completed the website buildout with full functionality and will be launching very soon. The future goal for the investor center is to utilize a full stack developer to turn this into a native app for iPhone and Android.

Summary

Specificity brings to the digital marketing landscape a set of tools, technologies and the talent to execute high level, hyper targeted marketing campaigns that deliver real results. These campaigns are trackable, the results are quantifiable, and we prove the ROI on every campaign. Our timing could not be better given the total paradigm shift from the tech giants.

Our ability to identify technologies that are conducive to these ends has been proven as we launch PickPocket and The Investor Center. We continue to seek out innovative ideas that need help being completed and that will benefit from our marketing skills. As we do, we not only launch these great new ideas but we add them to arsenal of Specificity marketing solutions adding further separation between us and our competition.

To reach our goals within our projections, we do not require massive amounts of funding. Our modest capital raise amount will be more than enough to facilitate the buildout we need to take off.

Although the Company has no market for its common stock, management believes that the Company will meet all requirements to be quoted on the OTC market, and even though the Company’s common stock will likely be a penny stock, becoming a reporting company will provide us with enhanced visibility and give us a greater possibility to provide liquidity to our shareholders.

We are currently a development stage company and to date we have produced limited revenues, operating at a net loss for the year ended December 31, 2020. Accordingly, our independent registered public accountants have issued a comment regarding our ability to continue as a going concern (please refer to the footnotes to the financial statements). Until such time that we are able to establish a consistent flow of revenues from our operations which is sufficient to sustain our operating needs, management intends to rely primarily upon debt financing to supplement cash flows, if any, generated by our services. We will seek out such financing as necessary to allow the Company to continue to grow our business operations, and to cover such cost, excluding professional fees, associated with being a reporting Company with the Securities and Exchange Commission ("SEC"); we estimate such costs to be approximately $100,000 for 12 months following this Offering. The Company has included such costs to become a publicly reporting company in its targeted expenses for working capital expenses and intends to seek out reasonable loans from friends, family and business acquaintances if it becomes necessary.

Upon obtaining effectiveness, we will conduct the Offering contemplated hereby, and anticipate raising sufficient capital from this Offering to market and grow our Company. We are confident that operations will provide us with enough proceeds to fund our plan for marketing and operations for up to twelve months after the completion of this Offering. The purpose of the Offering is to raise funds to develop our business plan more quickly. While our ability to generate revenue is not correlated directly to the amount of shares sold by us under this Offering, our potential to generate greater revenue can be affected by our marketing and advertising strategies and the amount of personnel the Company employs. These factors are directly related to the amount of proceeds we receive from this Offering, which corresponds to the number of shares we are successful in selling under this Offering (see “Use of Proceeds” chart). Our revenues will be impacted by how successful and well targeted is the execution of our marketing campaign, the general condition of the economy, and the number of clients we will attract. For a further discussion of our initial operations, plan of operations, growth strategy and marketing strategy see the below section entitled “Description of Business”.

Our Chief Executive Officer, Jason Wood, holds 1,000,000 shares of Series A Preferred Stock, which have voting rights equal to 5 votes for each share of Series A Preferred Stock. As a result, Mr. Wood has over 87% voting rights on all matters presented to shareholders, limiting shareholders’ ability to affect decision making if the Offering is fully subscribed. In addition, we have 260,000 shares of Series B Preferred Stock that have no voting rights, but that do convert into 10% of the issued and outstanding common stock.

Neither the Company nor Jason Wood or any other affiliated or unaffiliated entity has any plans to use the Company as a vehicle for a private company to become a reporting company once Jason Wood becomes a reporting Company. Additionally, we do not believe the Company is a blank check company as defined in Section a (2) of Rule 419 under the Securities Act of 1933, as amended because the Company has a specific business plan and has no plans or intentions to engage in a merger or acquisition with an unidentified entity.

SUMMARY FINANCIAL INFORMATION

The following tables summarize our financial data for the periods presented and should be read together with the sections of this prospectus entitled “Risk Factors,” “Selected Financial Data” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as well as our financial statements and related notes appearing elsewhere in this prospectus. We derived the summary financial information for the period ended December 31, 2020 from our audited financial statements, our reviewed financials for the six months period ended June 30, 2021, and related notes appearing elsewhere in this prospectus. Our historical results are not necessarily indicative of the results we expect in the future.

As shown in the financial statements accompanying this prospectus, Specificity, Inc. has had no minimal revenues to date and has incurred only losses since its inception. The Company has had no operations and has been issued a “going concern” opinion from our accountants, based upon the Company’s reliance upon the sale of our common stock as the sole source of funds for our future operations.

SUMMARY OF THIS OFFERING

The Issuer	Specificity, Inc., a Nevada Corporation

Securities being offered by the Issuer	Up to 900,000 shares of Common Stock. Our Common Stock is described in further detail in the section of this prospectus titled “DESCRIPTION OF SECURITIES – Common Stock.”

Securities being offered by the Selling Shareholders	We are registering for resale exactly 865,000 shares of common stock held by existing shareholders.

Offering Type	On behalf of the Issuer, a best effort. In addition, the Offering is being by the Company on behalf of selling shareholders.

Per Share Price	$1.50

No Revocation	Once you submit a Subscription Agreement and the Company accepts it, you may not revoke or change your subscription or request a refund of monies paid. All accepted subscriptions are irrevocable, even if you subsequently learn information about us that you consider to be materially unfavorable.

No Public Market

There is no public market for our Common Stock. We cannot give any assurance that the shares being offered will have a market value, or that they can be resold at the offered price if and when an active secondary market might develop, or that a public market for our securities may be sustained even if developed. The absence of a public market for our stock will make it difficult to sell your shares.

We intend to apply to the OTCBB, through a market maker that is a licensed broker dealer, to allow the trading of our Common Stock upon our becoming a reporting entity under the Securities Exchange Act of 1934.

Duration of Offering	The shares are offered for a period not to exceed 365 days, unless extended by our Board of Directors or an additional 90 days.

Number of Shares Outstanding Before the Offering

There are 7,875,000 shares of Common Stock issued and outstanding as of the date of this prospectus, of which 7,010,000 shares of Common Stock held solely by our Chairman, President, Chief Executive Officer, and Chief Financial Officer, Jason Wood.

There are 1,000,000 shares of Series A Preferred held by Mr. Wood that convert into common stock at rate of 5 shares of Common Stock for each share of Preferred A Stock held.

There are 260,000 shares of Series B Preferred Stock that convert into an aggregate of 10% of the total issued and outstanding at the time of conversion.

Registration Costs	We estimate our total costs relating to the registration herein shall be approximately $50,000.00

Net Proceeds to the Company	The Company shall receive net proceeds of $1,300,000. For more details, please refer to the heading “Use of Proceeds”.

Risk Factors	An investment in our Common Stock involves a high degree of risk. You should carefully consider the risk factors set forth under the “Risk Factors” section herein and the other information contained in this prospectus before making an investment decision regarding our Common Stock.

RISK FACTORS

An investment in our Common Stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our Common Stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. Currently, shares of our Common Stock are not publicly traded. In the event that shares of our Common Stock become publicly traded, the trading price of our Common Stock could decline due to any of these risks, and you may lose all or part of your investment. In the event our Common Stock fails to become publicly traded you may lose all or part of your investment.

RISKS RELATED TO THE COMPANY

Our independent auditors have issued an audit opinion for Specificity, Inc. that includes a statement describing our going concern status. Our financial status creates doubt whether we will continue as a going concern.

As described in Note 3 of our accompanying financial statements, our auditors have issued a going concern opinion regarding the Company. This means there is substantial doubt we can continue as an ongoing business for the next twelve months. The financial statements do not include any adjustments that might result from the uncertainty regarding our ability to continue in business. As such, we may have to cease operations and investors could lose part or all of their investment in the Company.

We lack an operating history and have losses that we expect to continue into the future. There is no assurance our future operations will result in profitable revenues. If we cannot generate sufficient revenues to operate profitably, we may suspend or cease operations.

We were incorporated on November 25, 2020, and we have not fully developed our proposed business operations and have limited revenues. We have limited operating history upon which an evaluation of our future success or failure can be made. Our net loss since inception to December 31, 2020, was $75,46 due to approximately $94,774 being paid as compensation to our officers. Our ability to achieve and maintain profitability and positive cash flow is dependent upon:

•         The completion of this Offering;

•         Our ability to attract buyers;

Based upon current plans, we expect to incur operating losses in future periods because we will be incurring expenses and not generating sufficient revenues. We cannot guarantee that we will be successful in generating sufficient revenues in the future. In the event the Company is unable to generate sufficient revenues, it may be required to seek additional funding. Such funding may not be available, or may not be available on terms that are beneficial and/or acceptable to the Company. In the event the Company cannot generate sufficient revenues and/or secure additional financing, the Company may be forced to cease operations and investors will likely lose some or all of their investment in the Company.

We do not have any additional source of funding for our business plans and may be unable to find any such funding if and when needed, resulting in the failure of our business.

Other than the shares offered by this Prospectus, no other source of capital has been identified or sought. However, our directors have indicated a willingness to loan funds as needed during the start-up phase of our operations to cover any short-fall in funds required to pay for offering costs, filing fees, and correspondence with our shareholders. However, our directors have not guaranteed any loans to cover a shortfall in funds should this offering fail.  As a result, we do not have an alternate source of funds should we fail to complete this Offering. If we do find an alternative source of capital, the terms and conditions of acquiring such capital may result in dilution and the resultant lessening of value of the shares of stockholders.

If we are not successful in raising sufficient capital through this Offering, we will be faced with several options:

1.	abandon our business plans, cease operations and go out of business;
2.	continue to seek alternative and acceptable sources of capital; or
3.	bring in additional capital that may result in a change of control.

In the event any of the above circumstances occur, you could lose a substantial part or all of your investment.  In addition, there can be no guarantee that the total proceeds raised in this Offering will be sufficient, as we have projected, to fund our business plans or that we will be profitable.  As a result, you could lose any investment you make in our shares.

The Company competes for clients in highly competitive industries.

The Company operates in a highly competitive environment in an industry characterized by numerous advertising and marketing agencies of varying sizes, with no single advertising and marketing agency or group of agencies having a dominant position in the marketplace. Specificity is, however, smaller than several of its larger industry competitors. Competitive factors include creative reputation, management, personal relationships, quality and reliability of service and expertise in particular niche areas of the marketplace. In addition, because an agency's principal asset is its people, barriers to entry are minimal, and relatively small agencies are, on occasion, able to take all or some portion of a client's business from a larger competitor. To the extent that the Company fails to maintain existing clients or attract new clients, its's business, financial condition, operating results, and cash flows may be affected in a materially adverse manner.

We possess minimal capital, which may severely restrict our ability to develop our services.  If we are unable to raise additional capital, our business will fail.

We possess minimal capital and must limit the amount of marketing we can perform with respect to our services. We feel we require a minimum of $1,000,000 to provide sufficient capital to fully develop our business plan. Our limited marketing activities may not attract enough paying customers to generate sufficient revenue to operate profitably, expand our services, implement our business plan or continue operating our business. Our limited marketing capabilities may have a negative effect on our business and may cause us to limit or cease our business operations, which could result in investors losing some or all of their investment in the Company.

Specificity's ability to generate new business from new and existing clients may be limited.

To increase its revenues, Specificity needs to obtain additional clients or generate demand for additional services from existing clients. Specificity's ability to generate initial demand for its services from new clients and additional demand from existing clients is subject to such clients' and potential clients' requirements, pre-existing vendor relationships, financial conditions, strategic plans and internal resources, as well as the quality of Specificity's employees, services and reputation and the breadth of its services. To the extent Specificity cannot generate new business from new and existing clients due to these limitations, Specificity's ability to grow its business and to increase its revenues will be limited.

Specificity's business could be adversely affected if it loses or fails to attract or retain key executives or employees.

Employees, including creative, research, analytics, media, technology development, account and practice group specialists, and their skills and relationships with clients, are among Specificity's most important assets. An important aspect of Specificity's competitiveness is its ability to retain key employee and management personnel. Compensation for these key employees is an essential factor in attracting and retaining them, and Specificity may not offer a level of compensation sufficient to attract and retain these key employees. If Specificity fails to hire and retain a sufficient number of these key employees, it may not be able to compete effectively. Management succession at our operating units is very important to the ongoing results of Specificity because, as in any service business, the success of a particular agency is dependent upon the leadership of key executives and management. If key executives were to leave our operating units, the relationships that Specificity has with its clients could be adversely affected.

Specificity is exposed to the risk of client defaults.

Specificity's agencies often incur expenses on behalf of their clients for productions and in order to secure a variety of media time and space, in exchange for which they receive a fee. The difference between the gross production costs and media purchases and the revenue earned by us can be significant. While Specificity takes precautions against default on payment for these services (such as credit analysis, advance billing of clients, and in some cases acting as an agent for a disclosed principal) and has historically had a very low incidence of default, Specificity is still exposed to the risk of significant uncollectible receivables from our clients. The risk of a material loss could significantly increase in periods of severe economic downturn. Such a loss could have a material adverse effect on our results of operations, cash flows and financial position.

Specificity is subject to regulations and litigation risk that could restrict our activities or negatively impact our revenues.

Advertising and marketing communications businesses are subject to government regulation, both domestic and foreign. There has been an increasing trend in the United States for advertisers to resort to litigation and self-regulatory bodies to challenge comparative advertising on the grounds that the advertising is false and deceptive. Moreover, there has recently been an expansion of specific rules, prohibitions, media restrictions, labeling disclosures, and warning requirements with respect to advertising for certain products. Proposals have been made to ban the advertising of specific products and to impose taxes on or deny deductions for advertising which, if successful, may have an adverse effect on advertising expenditures and consequently, on Specificity's revenues.

In addition, laws and regulations related to consumer privacy, use of personal information and digital tracking technologies have been proposed or enacted in the United States and certain international markets (including the European Union's General Data Protection Regulation, or "GDPR," the proposed European Union "ePrivacy Regulation" and the recently enacted California Consumer Privacy Act, or "CCPA"). We face increasing costs of compliance in an uncertain regulatory environment and any failure to comply with these legal requirements could result in regulatory penalties or other legal ability. Furthermore, these laws and regulations may impact the efficacy and profitability of certain digital marketing and analytics services we provide to clients, making it difficult to achieve our clients' goals. These and other related factors could affect our business and reduce demand for certain of our services, which could have a material adverse effect on our results of operations and financial position.

Compliance with data privacy laws requires ongoing investment in systems, policies and personnel and will continue to impact our business in the future by increasing legal, operational and compliance costs. While we have taken steps to comply with data privacy laws, we cannot guarantee that our efforts will meet the evolving standards imposed by data protection authorities. In the event that we are found to have violated data privacy laws, we may be subject to additional potential private consumer, business partner or securities litigation, regulatory inquiries, governmental investigations and proceedings and we may incur damage to our reputation. Any such developments may subject us to material fines and other monetary penalties and damages, divert management's time and attention, and lead to enhanced regulatory oversight all of which could have a material adverse effect on our business and results of operations.

We rely extensively on information technology systems and cybersecurity incidents could adversely affect us.

We rely on information technologies and infrastructure to manage our business, including digital storage of client marketing and advertising information and developing new business opportunities. Increased cybersecurity threats and attacks, which are becoming more sophisticated, pose a risk to our systems and networks. Security breaches, improper use of our systems and unauthorized access to our data and information by employees and others may pose a risk that sensitive data may be exposed to unauthorized persons or to the public. We also have access to sensitive or personal data or information that is subject to privacy laws and regulations. Our systems and processes to protect against, detect, prevent, respond to and mitigate cybersecurity incidents and our organizational training for employees to develop an understanding of cybersecurity risks and threats may be unable to prevent material security breaches, theft, modification or loss of data, employee malfeasance and additional known and unknown threats. In addition, we use third-party service providers, including cloud providers, to store, transmit and process data. Any breakdown or breach in our systems or data-protection policies, or those of our third-party service providers, could adversely affect our reputation or business.

We are dependent upon our current officer.

We currently are managed by three key officers and we are entirely dependent upon them in order to conduct our operations. If he should resign or die, there will be no one to run Specificity, and the company has no Key Man insurance. If our current officer is no longer able to serve as such and we are unable to find another person to replace him, it will have a negative effect on our ability to continue active business operations and could result in investors losing some or all of their investment in the Company.

Specificity's business could be adversely affected if it loses or fails to attract or retain key executives or employees.

Employees, including creative, research, analytics, media, technology development, account and practice group specialists, and their skills and relationships with clients, are among Specificity's most important assets. An important aspect of Specificity's competitiveness is its ability to retain key employee and management personnel. Compensation for these key employees is an essential factor in attracting and retaining them, and Specificity may not offer a level of compensation sufficient to attract and retain these key employees. If Specificity fails to hire and retain a sufficient number of these key employees, it may not be able to compete effectively. Management succession at our operating units is very important to the ongoing results of Specificity because, as in any service business, the success of a particular agency is dependent upon the leadership of key executives and management. If key executives were to leave our operating units, the relationships that Specificity has with its clients could be adversely affected.

Our controlling stockholder has significant influence over the Company.

As of June 14, 2021, Jason Wood the Company's Chief Executive Officer, owns 89% of the outstanding common stock, which becomes 82% if all of the shares offered are sold and all holders of Series B Preferred convert their shares. Additionally, Mr. Wood also holds 1,000,000 shares of Series A Preferred which have voting rights, at all times, equal to 80% of all voting rights. As a result, Jason Wood possesses significant influence over our affairs. His stock ownership and position as a director may have the effect of delaying or preventing a future change in control, impeding a merger, consolidation, takeover or other business combination or discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of the Company, which in turn could materially and adversely affect the market price of our common stock.

Minority shareholders of Specificity, Inc. will be unable to affect the outcome of stockholder voting as long as Jason Wood retains a controlling interest.

We Have Minimal Revenues and Our Ability to Sustain Our Operations Is Dependent On Our Ability To Raise Financing.

We have accrued net losses for the period from our inception on November 25, 2020 to March 31, 2021, and have limited revenues as of this date. Our future is dependent upon our ability to obtain financing and upon future profitable operations in development of our business. Further, the finances required to fully develop our plan cannot be predicted with any certainty and may exceed any estimates we set forth. If we fail to raise sufficient capital when needed, we will not be able to complete our business plan. As a result we may have to liquidate our business and you may lose your investment. You should consider our independent registered public accountant's comments when determining if an investment in Specificity, Inc. is suitable.

We require minimum funding of approximately $150,000 to conduct our proposed operations for a period of one year. If we are not able to raise this amount, or if we experience a shortage of funds prior to funding we may utilize funds from our officer and director who has informally agreed to advance funds to allow us to pay for professional fees, including fees payable in connection with the filing of this registration statement and operation expenses. However, he has no formal commitment, arrangement or legal obligation to advance or loan funds to the Company. After one year we may need additional financing.

RISKS RELATED TO THIS OFFERING

If we do not file a Registration Statement on Form 8-A to become a mandatory reporting company under Section 12(g) of the Securities Exchange Act of 1934 ("Exchange Act"), we will continue as a reporting company and will not be subject to the proxy statement requirements, and our officers, directors and 10% stockholders will not be required to submit reports to the SEC on their stock ownership and stock trading activity, all of which could reduce the value of your investment and the amount of publicly available information about us.

As a result of this offering as required under Section 15(d) of the Securities Exchange Act of 1934, we will file periodic reports with the Securities and Exchange Commission through June 15, 2022, including a Form 10-K for the year ended December 31, 2021, assuming this registration statement is declared effective before that date. We are not required under Section 12(g) or otherwise to become a mandatory Exchange Act filer unless we have more than 2,000 shareholders (of which 500 may be unaccredited) and total assets of more than $10 million on June 15, 2022. If we do not file a registration statement on Form 8-A at or prior to July 15, 2022, we will continue as a reporting company and will not be subject to the proxy statement requirements of the Exchange Act, and our officers, directors and 10% stockholders will not be required to submit reports to the SEC on their stock ownership and stock trading activity.

The shares being offered are defined as "penny stock", the rules imposed on the sale of the shares may affect your ability to resell any shares you may purchase, if at all.

The shares being offered are defined as a "penny stock" under the Securities and Exchange Act of 1934, and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 jointly with spouse, or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker-dealer must make a suitability determination for each purchaser and receive the purchaser's written agreement prior to the sale. In addition, the broker-dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may affect the ability of broker-dealers to make a market in or trade our common stock and may also affect your ability to resell any shares you may purchase in this Offering in the public markets.

Market for penny stock has suffered in recent years from patterns of fraud and abuse

Stockholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse.  Such patterns include:

•         Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

•         Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

•         Boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced salespersons;

•         Excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and,

•         The wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequential investor losses.

Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The occurrence of these patterns or practices could increase the volatility of our share price.

The shares offered by the Company through this Offering will be sold without an underwriter, and we may be unable to sell any shares.

This Offering is being conducted on a "best-efforts" basis, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell them through our officer and director, who will receive no commissions. He will offer the shares to friends, relatives, acquaintances and business associates; however, there is no guarantee that he will be able to sell any of the shares. Unless he is successful in selling all of the shares and receiving all of the proceeds from this Offering, we may have to seek alternative financing to implement our business plans.

If our registration statement is declared effective, we will be subject to reporting requirements and we currently do not have sufficient capital to maintain this reporting status with the SEC.

If our registration statement is declared effective, we will have a reporting obligation to the SEC. As of the date of this Prospectus, the funds currently available to us will not be sufficient to meet our reporting obligations. If we fail to meet our reporting obligations, we will lose our reporting status with the SEC. Our management believes that if we cannot maintain our reporting status with the SEC, we will have to cease all efforts directed towards developing our company. In that event, any investment in the company could be lost in its entirety.

You may not revoke your subscription agreement once it is accepted by the Company or receive a refund of any funds advanced in connection with your accepted subscription agreement and as a result, you may lose all or part of your investment in our common stock.

Once your subscription agreement is accepted by the Company, you may not revoke the agreement or request a refund of any monies paid in connection with the subscription agreement, even if you subsequently learn information about the Company that you consider to be materially unfavorable. The Company reserves the right to begin using the proceeds from this Offering as soon as the funds have been received, and will retain broad discretion in the allocation of the net proceeds of this Offering. The precise amounts and timing of the Company's use of the net proceeds will depend upon market conditions and the availability of other funds, among other factors. There can be no assurance that the Company will receive sufficient funds to execute the Company's business strategy and accomplish the Company's objectives. Accordingly, the Company's business may fail and we will have to cease our operations. Additionally, you may be unable to sell your shares of our common stock at a price equal to or greater than the subscription price you paid for such shares, and you may lose all or part of your investment in our common stock.

Due to the lack of a trading market for our securities, you may have difficulty selling any shares you purchase in this Offering.

There currently is no public trading market for our common stock. Therefore there is no central place, such as a stock exchange or electronic trading system, to resell your shares. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale. We plan to contact a market maker to file an application on our behalf to have our common stock listed for quotation on the Over-the-Counter Bulletin Board (OTCBB) immediately following the effectiveness of this Registration Statement. The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter (OTC) securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between Specificity, Inc. or anyone acting on our behalf with any market maker regarding participation in a future trading market for our securities.

The lack of a public trading market for our shares may have a negative effect on your ability to sell your shares in the future and it also may have a negative effect on the price, if any, for which you may be able to sell your shares. As a result an investment in the Shares may be illiquid in nature, and investors could lose some or all of their investment in the Company.

Our status as an "emerging growth company" under the JOBS Act Of 2012 may make it more difficult to raise capital when we need to do it.

Because of the exemptions from various reporting requirements provided to us as an "emerging growth company," and because we will have an extended transition period for complying with new or revised financial accounting standards, we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it. Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry. If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

We will not be required to comply with certain provisions of the Sarbanes-Oxley Act for as long as we remain an "emerging growth company."

We are not currently required to comply with the SEC rules that implement Sections 302 and 404 of the Sarbanes-Oxley Act, and are therefore not required to make a formal assessment of the effectiveness of our internal controls over financial reporting for that purpose. Upon becoming a public company, we will be required to comply with certain of these rules, which will require management to certify financial and other information in our quarterly and annual reports and provide an annual management report on the effectiveness of our internal control over financial reporting. Though we will be required to disclose changes made in our internal control procedures on a quarterly basis, we will not be required to make our first annual assessment of our internal control over financial reporting pursuant to Section 404 until the later of the year following our first annual report required to be filed with the SEC, or the date we are no longer an "emerging growth company" as defined in the JOBS Act.

Our independent registered public accounting firm is not required to formally attest to the effectiveness of our internal control over financial reporting until the later of the year following our first annual report required to be filed with the SEC, or the date we are no longer an "emerging growth company." At such time, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our controls are documented, designed or operating.

Reduced disclosure requirements applicable to emerging growth companies may make our common stock less attractive to investors.

As an "emerging growth company", we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not "emerging growth companies" including not being required to comply with the auditor attestation requirements of section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

We will incur ongoing costs and expenses for SEC reporting and compliance, with minimal revenues and operations at a net loss we may not be able to remain in compliance, making it difficult for investors to sell their shares, if at all.

Our business plan allows for the estimated $50,000 cost of this Registration Statement to be paid from our cash on hand. Going forward, the Company will have ongoing SEC compliance and reporting obligations, estimated as approximately $150,000 annually. Such ongoing obligations will require the Company to expend additional amounts on compliance, legal and auditing costs. In order for us to remain in compliance, we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance, it may be difficult for you to resell any shares you may purchase, if at all.

Our director and officer will control and make corporate decisions that may differ from those that might be made by the other shareholders.

Due to the controlling amount of their share ownership in our Company, our director will have a significant influence in determining the outcome of all corporate transactions, including the power to prevent or cause a change in control. His interests may differ from the interests of other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

Our future results may vary significantly in the future which may adversely affect the price of our common stock.

It is possible that our quarterly revenues and operating results may vary significantly in the future and period-to-period comparisons of our revenues and operating results are not necessarily meaningful indicators of the future. You should not rely on the results of one quarter as an indication of our future performance. It is also possible that in some future quarters, our revenues and operating results will fall below our expectations or the expectations of market analysts and investors. If we do not meet these expectations, the price of our common stock may decline significantly.

We Are Unlikely To Pay Dividends

To date, we have not paid, nor do we intend to pay in the foreseeable future dividends on our common stock, even if we become profitable. Earnings, if any, are expected to be used to advance our activities and for general corporate purposes, rather than to make distributions to stockholders. Prospective investors will likely need to rely on an increase in the price of Company stock to profit from an investment. There are no guarantees that any market for our common stock will ever develop or that the price of our stock will ever increase. If prospective investors purchase Shares pursuant to this Offering, they must be prepared to be unable to liquidate their investment and/or lose their entire investment.

Since we are not in a financial position to pay dividends on our common stock, and future dividends are not presently being contemplated, investors are advised that return on investment in our common stock is restricted to an appreciation in the share price. The potential or likelihood of an increase in share price is questionable at best.

Our shares may not become eligible to be traded electronically, which would result in brokerage firms being unwilling to trade them.

If we become able to have our shares of common stock listed on the OTCBB, we will then try, through a broker-dealer and its clearing firm, to become eligible with the Depository Trust Company ("DTC") to permit our shares to trade electronically. If an issuer is not "DTC-eligible," then its shares cannot be electronically transferred between brokerage accounts, which, based on the realities of the marketplace as it exists today, means that shares of a company will not likely be traded.

United States state securities laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell the shares offered by this Prospectus.

There is no public market for our securities, and there can be no assurance that any public market will develop in the foreseeable future. Secondary trading in securities sold in this Offering will not be possible in any state in the U.S. unless and until the common shares are qualified for sale under the applicable securities laws of the state, or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in such state. There can be no assurance that we will be successful in registering or qualifying our securities for secondary trading, or identifying an available exemption for secondary trading in our securities in every state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the securities in any particular state, the securities could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our securities, the market for our securities could be adversely affected.

If we have less than 300 record shareholders at the beginning of any fiscal year, other than the fiscal year within which this registration statement becomes effective, our reporting obligations under section 15(d) of the Exchange Act will be suspended.

There is a significant risk that we will have less than 300 record shareholders at our next fiscal year end and at the conclusion of this Offering. If we have less than 300 record shareholders, and have not filed a registration pursuant to 8A of the Exchange Act, our reporting obligations under Section 15(d) of the Exchange Act will be suspended, and we would no longer be obligated to provide periodic reports following the Form 10-K for the fiscal year end immediately following this Offering. Furthermore, if, at the beginning of any fiscal year, we have fewer than 300 record shareholders for the class of securities being registered under this registration statement, our reporting obligations under Section 15(d) of the Exchange Act will be automatically suspended for that fiscal year. If we were to cease reporting, you will not have access to updated information regarding the Company's business, financial condition and results of operation.

USE OF PROCEEDS

	If 25% of the	If 50% of the	If 75% of the	If 100% of the
	Offering is Raised	Offering is Raised	Offering is Raised	Offering is Raised
Cost of the Offering	$50,000	$50,000	$50,000	$50,000
Net Proceeds	$287,500	$625,000	$962,500	$1,300,000
Incubator Marketing	$71,875	$156,250	$240,625	$325,000
Salesforce hiring	$71,875	$156,250	$240,625	$325,000
Staff hiring	$71,875	$156,250	$240,625	$325,000
client acquisition marketing	$71,875	$156,250	$240,625	$325,000
TOTAL	$337,500	$675,000	$1,012,500	$1,350,000

DETERMINATION OF OFFERING PRICE

As a result of there being no established public market for our shares, the offering price and other terms and conditions relative to our shares have been arbitrarily determined by the Company and do not bear any relationship to assets, earnings, book value, or any other objective criteria of value. In addition, no investment banker, appraiser, or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

DILUTION

Purchasers of our Common Stock in this offering will experience an immediate dilution of net tangible book value per share from the public offering price.  Dilution in net tangible book value per share represents the difference between the amount per share paid by the purchasers of shares of Common Stock and the net tangible book value per share immediately after this offering less the Cost of Offering.

The following table sets forth the estimated net tangible book value per share after the offering and the dilution to persons purchasing Common Stock based on an offering price of $1.50 per share. The numbers are based on the total issued and outstanding shares of Common Stock as of July 28, 2021 and the balance sheet as of March 31, 2021. The Net Tangible Assets of the Company as of June 30, 2021 were -$(867,315).

	25%	50.0%	75%	100%
Net Value After the Offering	($579,815.00)	($242,315.00)	$95,185.00	$432,685.00
# Total Shares	8,040,000	8,265,000	8,490,000	8,715,000
Net Book Value Per Share	-$0.0721	-$0.0293	$0.0112	$0.0496
Increase in NBV/Share	$0.0389	$0.0817	$0.1222	$0.1606
Dilution to new shareholders	$1.5721	$1.5293	$1.4888	$1.4504
Percentage Dilution to New	104.81%	101.95%	99.25%	96.69%

PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

As of the date of this prospectus, the Company has 7,875,000 shares of Common Stock issued and outstanding. We are offering up to 900,000 shares of common stock at $1.50 per share. Additionally, we are registering for resale 865,000 shares of common stock on behalf of selling shareholders at $1.50 per share until our common stock is listed on national exchange with an established trading market.

In connection with the Company’s selling efforts in the Offering, Jason Wood will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an Offering of the issuer’s securities. Jason Wood is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Jason Wood will not be compensated in connection with his participation in the Offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Jason Wood is not, nor has he been within the past 12 months, a broker or dealer, and he is not, nor has he been within the past 12 months, an associated person of a broker or dealer. At the end of the Offering, Jason Wood will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Jason Wood has not participated in another offering of securities pursuant to the Exchange Act Rule 3a4-1 in the past 12 months. Additionally, he has not and will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on the Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those states only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which the Company has complied. In addition, and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

Penny Stock Regulation

Our Common Shares are not quoted on any stock exchange or quotation system. The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, that:

·	contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
·	contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties;
·	contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” prices for penny stocks and the significance of the spread between the bid and ask price;
·	contains a toll-free telephone number for inquiries on disciplinary actions;
·	defines significant terms in the disclosure document or in the conduct of trading penny stocks; and,
·	contains such other information and is in such form (including language, type, size, and format) as the SEC shall require by rule or regulation.

The broker-dealer also must provide the customer with the following, prior to proceeding with any transaction in a penny stock:

•	bid and offer quotations for the penny stock;
•	details of the compensation of the broker-dealer and its salesperson in the transaction;
•	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and,
•	monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

Selling Stockholders

This offering statement also relates to the offering by the selling stockholder of up to an aggregate of 865,000 shares of common stock. Selling shareholders may sell shares in at $1.50 per share until our common stock is listed on national exchange with an established trading market. We will not receive any of the proceeds from the sale of those shares being sold by the selling stockholder.

The table below provides further information regarding the selling stockholders:

Shareholder Name	Number of Shares Held	Number of Shares Being Offered	Number of Shares Held After Completion of the Offering
Natalii’s House, Inc.(1)	450,000	450,000	0
William Anderson	20,000	20,000	0
Brittany Crawford	10,000	10,000	0
Mary E. Steele	10,000	10,000	0
Elija Canpena	5,000	5,000	0
Robert Berk	5,000	5,000	0
James Price	5,000	5,000	0
One Source Consulting Professionals, LLC(2)	20,000	20,000	0
Sandra Frisbie	5,000	5,000	0
Chad Frisbie	5,000	5,000	0
Chrstopher M. Vallee	5,000	5,000	0
Beth Ann Frisbie	5,000	5,000	0
Caleb Frisbie	5,000	5,000	0
George Wood	5,000	5,000	0
Patricia A. Wood	5,000	5,000	0
Lynn L. Hendricks	40,000	40,000	0
Trase H. Hendricks	10,000	10,000	0
OMC Transport, Inc.(3)	5,000	5,000	0
Mathew Collier	5,000	5,000	0
Ashley Quiles	5,000	5,000	0
Shelley Burger	5,000	5,000	0
Rytas Dragunas	5,000	5,0000	0
Rita Brokeviciene	5,000	5,000	0
Alan S. Burnett	5,000	5,000	0
Alan Sack	5,000	5,000	0
Lisa Miller	5,000	5,000	0
Pratheek Kakkasseril	5,000	5,000	0
THG, Inc. (4)	5,000	5,000	0
Thomas Watson	5,000	5,000	0
Robert L. Wallace II, Revocable Trust	5,000	5,000	0
Go Epic Health, Inc.(5)	5,000	5,000	0
Eric R. Gallite	5,000	5,000	0
Cohol Family Trust (6)	5,000	5,000	0
Christine Albright	5,000	5,000	0
Kristine Anderson-McGee	5,000	5,000	0
Patrick R. Mokros	5,000	5,000	0
Thomas Young	5,000	5,000	0
Paula Young	5,000	5,000	0
Peter J. D’Arruda	150,000	150,000	0
			0
Total	865,000	865,000	0
1)	Natalii’s House, Inc. is controlled by James Price
2)	Thomas Newman is the principal of Once Source Consulting Professionals, LLC
3)	Matt Lin is the principal of OMC Transport, Inc.
4)	Ken Haidaris is the principal of THG, Inc.
5)	Go Epic Health, Inc. is controlled by James Price
6)	Joshua A. Cohol is the Trustee of the Cohol Family Trust

Offering Period and Expiration Date

This Offering will start on the date this Registration Statement is declared effective by the SEC and continue for a period of 180 days. We may extend the offering period for an additional 90 days, unless the Offering is completed or otherwise terminated by us.

DESCRIPTION OF SECURITIES

Common Stock

Our authorized capital stock consists of 50,000,000, shares of Common Stock, $0.001 par value per share.

The holders of our Common stock:

1.	Have equal ratable rights to dividends from funds legally available if and when declared by our Board of Directors
2.	Are entitled to share ratably in all of our assets available for distribution to holders of Common Stock upon liquidation, dissolution or winding up of our affairs.
3.	Do not have the right to preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights.
4.	Are entitled to one non-cumulative vote per share on all matters on which shareholders may vote, which means that the holders voting for the election of directors, may cast such votes equal to the total number of shares owned by each shareholder for each of the duly nominated directors, if they so choose.

Preferred Stock

Series A Preferred.

We are authorized to issue up to 1,000,000 shares of Series A Preferred Stock, $0.001 par value per shares. Currently there are 1,000,000 shares of Series A Preferred Stock issued and outstanding. Holders of the Series A Preferred Stock of the following rights and obligations:

Voting: The aggregate of all holders of the Series A Preferred Stock shall have the collective right to vote equal to 80% of all voting rights available at the time of any vote. Holders of the Series A Preferred Stock also have the right to call a special meeting of the shareholders, to remove and/or replace the Board of Directors or management of the Company.

Conversion: Holders of the Series A Preferred Stock have the right to convert, at their sole discretion, each share of Series A Preferred Stock into five (5) shares of Common Stock of the Company.

Series B Preferred.

We are authorized to issue up to 260,000 shares of Series B Preferred Stock, $0.001 par value per shares. There are currently 260,000 shares of Series B Preferred Stock outstanding. Holders of the Series B Preferred Stock of the following rights and obligations:

Voting: Holders of Series B Preferred Stock have no voting rights.

Conversion: Shares of Series B Preferred Stock shall convert, at the discretion of the holder, into a pro rata number of shares of common stock being converted at the time that is the pro rata portion of ten percent (10%) of the issued and outstanding common stock.

Dividends

It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Warrants and Options

There are no outstanding warrants or options to purchase our securities.

Transfer Agent and Registrar

Our transfer agent is Empire Stock Transfer with addresses at 1859 Whitney Mesa Drive, Henderson, NV 89014

INTERESTS OF NAMED EXPERTS AND COUNSEL

None.

INFORMATION WITH RESPECT TO REGISTRANT

THE FOLLOWING DISCUSSION AND ANALYSIS SHOULD BE READ TOGETHER WITH THE CONSOLIDATED FINANCIAL STATEMENTS OF SPECIFICITY, INC. AND THE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS INCLUDED IN THIS REGISTRATION STATEMENT. THIS DISCUSSION SUMMARIZES THE SIGNIFICANT FACTORS AFFECTING OUR OPERATING RESULTS, FINANCIAL CONDITIONS AND LIQUIDITY AND CASH-FLOW SINCE INCEPTION.

DESCRIPTION OF BUSINESS

Company Overview

Specificity, Inc. (“Specificity” or the “Company”) was incorporated in the State of Nevada on November 25, 2020, and our fiscal year end is December 31. The Company’s administrative address is 801 West Bay Drive, Suite 206, Largo, Florida 33770. Our telephone number is (813)364-4744.

Specificity has nominal revenues to date, and has only limited cash on hand. We have sustained losses since inception and have relied solely upon the sale of our securities for funding.

Specificity has never declared bankruptcy, been in receivership, or involved in any kind of legal proceeding. The Company, its directors, officers, affiliates and promoters, have not and do not intend to enter into negotiations or discussions with representatives or owners of any other businesses or companies regarding the possibility of an acquisition or merger.

Our Business

At our core, we are a digital marketing firm. However, through our diversified holdings, we provide various solutions that combine our marketing expertise to provide support for other segments of our portfolio. Ultimately, Specificity is a tech incubator. We identify technology-based marketing solution entities, take an equity share position in return for utilizing our internal resources to complete the buildout of these technology based solutions. Specificity then uses our marketing prowess to draw clients to these businesses. We have the internal personnel to complete these projects and the marketing capability to deliver lower advertising costs with high conversion campaigns to launch these companies into success.

Currently, our operations are focused on 4 lines of business.

SPECIFICITY is a full-service digital marketing firm that delivers cutting-edge marketing solutions to business to business clients as well as business to consumer clients and currently generates all of our revenue. We’ve gone to painstaking lengths to develop tools that allow us to identify and market to people who are actively in the buying cycle. We take advantage of the real-time messaging opportunities digital marketing offers to give small and medium-sized businesses a fair chance at online traffic.

BULLSEYE will help businesses revolutionize their direct mail marketing initiatives. With Bullseye, by combining our digital approach along with traditional print marketing, clients can send direct mail to targeted people who are visiting the competition and searching for their products online. In short, we will use behavior to identify and market to people who are already in the buying cycle, increasing conversions and driving sales. BULLSEYE has no remaining build-out and awaits capital to support marketing activities.

THRU THE FUNNEL is a sales engagement platform designed to create qualified leads that help client’s sales reps do what they were hired to do: Sell! Our platform targets, engages, illuminates and connects interested prospects with our client’s sales team, all in real time. THRU THE FUNNEL development is 60% complete and awaits capital to support marketing activities.

PICK POCKET is a do-it-yourself digital marketing platform for smaller business owners. We will use behavior-based device ID technology to help clients discover their ideal customers and market directly to their mobile devices. With no contracts, middlemen, or hidden fees, Pick Pocket lets clients control their digital marketing without worrying about agency markups making Fortune 1000 marketing capabilities available to companies with $500 thousand to $5 million in sales. The PICK POCKET build-out is complete and awaits capital to support marketing activities.

BULLSEYE, THRU THE FUNNEL and PICK POCKET illuminate our ability to identify smart technology to undertake and support our incubation model as we build-out new, innovative ideas.

Added Tools

In addition to Device ID extraction and programmatic display, Specificity offers a whole host of marketing services including:

•         Email Marketing

•         Automated Marketing

•         Retargeting Marketing

•         Content Marketing

•         Social Media Content Creation

•         Digital Production Marketing

•         Creating Brand Standards

•         Logo Creation

•         Website Creation

•         Brochure Creation

•         Print Marketing

•         Targeted Print Campaigns

•         Google and Bing Display Ads

•         Google and Bing Pay per Click Campaigns

•         Google Local Service Ads

•         Text (SMS) Campaigns

•         Search Engine Optimization

•         Blog Creation

•         Voice Marketing

•         Radio Commercial Creation

•         Influencer Marketing Collaboration

•         Proximity Marketing

Industry Overview

There are several recent economic and industry trends that affect or may be expected to affect the Company's results of operations, most notably the business and consumer behavior changes driven by the COVID-19 pandemic. Historically, advertising has been the primary service provided by the marketing communications industry. However, as clients aim to establish one-to-one relationships with customers, and more accurately measure the effectiveness of their marketing expenditures, specialized and digital communications services as well as data and analytics services are consuming a growing portion of marketing dollars. Over the last year, digital transformation has been meaningfully accelerated, with businesses across all categories relying on the strength of their e-commerce and digital experiences. The Company believes these accelerated changes in the way consumers interact with media and brands are increasing the demand for a broader range of non-advertising marketing communications services (i.e., user experience design, digital products, Artificial Intelligence, Augmented Reality, product innovation, direct marketing, sales promotion, interactive, mobile, strategic communications, research, and public relations), which we expect could have a positive impact on our results of operations. In addition, the rise of technology and data solutions have rendered scale less crucial than it once was in areas such as media buying, creating significant opportunities for agile and modern players. Global marketers now demand breakthrough and integrated creative ideas, and no longer require traditional brick-and-mortar communications partners in every market to optimize the effectiveness of their marketing efforts. Combined with the fragmentation of the media landscape, these factors provide new opportunities for small to mid-sized communications companies like those in the Specificity network. In addition, marketers now require even greater speed-to-market to drive financial returns on their marketing and media investment, causing them to turn to more nimble, entrepreneurial and collaborative communications firms.

Targeted Clients

Specificity plans to solicit entities generating annual revenues between $5,000,000 and $25,000,000 in revenues. In evaluating potential clients we consider long term retention with an average of $5,100 per month in services. This will ensure that long term-term retention and profitability for the Company. Our general geographic focus currently is in the Tampa Bay and New England areas. We will expand scope of our geographic focus in the future as we develop success in our primary markets.

Competition

Specificity operates in a highly competitive and fragmented industry. We compete for business and talent with the operating subsidiaries of large global holding companies such as Omnicom Group Inc., Interpublic Group of Companies, Inc., WPP plc, Publicis Groupe SA, Dentsu Inc. and Havas SA, as well as with numerous independent agencies that operate in multiple markets. Our Partner Firms also face competition from consultancies, like Accenture and Deloitte, tech platforms, media companies and other services firms that offer related services. We must compete with all of these other companies to maintain and grow existing client relationships and to obtain new clients and assignments.

We compete at this level by providing clients with innovative marketing solutions that leverage the full power of data, technology, and superior creativity. Specificity also benefits from cooperation among its entrepreneurial Partner Firms, which enables Specificity to service the full range of global clients' varied marketing needs through custom integrated solutions. Additionally, Specificity's maintenance of separate, independent operating companies enables Specificity to effectively manage potential conflicts of interest by representing competing clients across its network.

Government Regulation

The marketing and communications services that our agencies provide are subject to laws and regulations in all of the jurisdictions in which we operate. These include laws and regulations that affect the form and content of marketing and communications activities that we produce for our clients and, for our digital services, laws and regulations concerning user privacy, use of personal information, data protection and online tracking technologies. We are also subject to laws and regulations that govern whether and how we can receive, transfer or process data that we use in our operations, including data shared between countries in which we operate. Our international operations are also subject to broad anti-corruption laws. While these laws and regulations could impact our operations, compliance in the normal course of the Company's business did not significantly impact the services we provide and did not have a material effect on our business, results of operations or financial position. Additional information regarding the impact of laws and regulations on our business is included in Item 1A. Risk Factors under the heading "Specificity is subject to regulations and litigation risk that could restrict our activities or negatively impact our revenues.

Employees and Consultants

Specificity has 7 employees.

Research and Development Activities and Costs

We have spent no time on specialized research and development activities, and have no plans to undertake any research or development in the future.

DESCRIPTION OF PROPERTY

The Company’s principal business and corporate address is 801 West Bay Drive, suite 206, Largo, FL 33770; the telephone number is (813) 364-4744. The space is being provided by management on a rent-free basis. We have no intention of finding, in the near future, another office space to rent during the development stage of the company.

The Company does not currently have any investments or interests in any real estate, nor do we have investments or an interest in any real estate mortgages or securities of persons engaged in real estate activities.

LEGAL PROCEEDINGS

We are not involved in any pending legal proceeding nor are we aware of any pending or threatened litigation against us.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No public market currently exists for shares of our common stock. Following completion of this Offering, we intend to contact a market maker to file an application on our behalf to have our common stock listed for quotation on the Over-the-Counter Bulletin Board.

The 7,010,000 shares of common stock outstanding as of June 14, 2021 are owned by Jason Wood and may only be resold in compliance with Rule 144 of the Securities Act of 1933.

Holders of Our Common Stock

As of the date of this Prospectus statement, we have forty three (43)

Registration Rights

We have no outstanding shares of common stock or any other securities to which we have granted registration rights.

Rule 144 Shares

After the date this Prospectus is declared effective, 7,010,000 of our outstanding shares of common stock will be “restricted securities” as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available. Rule 144, as amended, is an exemption that generally provides that a person who has continuously owned shares for a six-month holding period securities may sell the shares, provided the Company is current in its reporting obligations under the Exchange Act. The shares owned by our officers and directors are considered control securities for the purpose of Rule 144. As such, officers, directors and affiliates are subject to certain manner of resale provisions, including an amount of restricted securities which does not exceed the greater of 1% of a company's outstanding common stock. Our officer and director owns 7,010,000 restricted shares, or 100% of the outstanding common stock. When these shares become available for resale, the sale of these shares by these individuals, whether pursuant to Rule 144 or otherwise, may have an immediate negative effect upon the price of the Company's common stock in any market that might develop.

Reports

Following the effective date of this Registration Statement we will be subject to certain reporting requirements and will furnish annual financial reports to our stockholders, certified by our independent accountants, and will furnish un-audited quarterly financial reports in our quarterly reports filed electronically with the SEC. All reports and information filed by us can be found at the SEC website, www.sec.gov.

Transfer Agent

As at this date we have not engaged a stock transfer agent for our securities.

DIVIDEND POLICY

The Company does not anticipate paying dividends on the Common Stock at any time in the foreseeable future. The Company's Board of Directors currently plans to retain earnings for the development and expansion of the Company's business. Any future determination as to the payment of dividends will be at the discretion of the Board of Directors of the Company and will depend on a number of factors including future earnings, capital requirements, financial conditions and such other factors as the Board of Directors may deem relevant.

SELECTED FINANCIAL DATA AND MANAGEMENT’S DISCUSSION AND ANALYSIS

The following financial information summarizes the more complete historical financial information at the end of this Prospectus.

Management's Discussion and Analysis Of Financial Condition And Results Of Operations

This section of the Prospectus includes a number of forward-looking statements that reflect our current views regarding the future events and financial performance of Specificity.

We qualify as an "emerging growth company" under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

•         have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

•         comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor's report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

•         submit certain executive compensation matters to shareholder advisory votes, such as "say-on-pay" and "say-on-frequency;" and

•         disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO's compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an "emerging growth company" for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a "large accelerated filer" as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Results of Operations

We have generated limited revenues since inception and have incurred a net loss of $75,465 for the period from Inception to December 31, 2020, and $1,433,984 for the six months ended June 30, 2021.

Plan of Operation

All statements contained in this Prospectus, other than statements of historical facts, that address future activities, events or developments, are forward-looking statements, including, but not limited to, statements containing the word "believe," "anticipate," "expect" and word of similar import. These statements are based on certain assumptions and analyses made by us in light of our experience and our assessment of historical trends, current conditions and expected future developments as well as other factors we believe are appropriate under the circumstances. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, forward-looking statements are subject to risks and uncertainties that could cause actual results to differ from those projected. The Company cautions investors that any forward-looking statements made by the Company are not guarantees of future performance, and that actual results may differ materially from those in the forward-looking statements. Such risks and uncertainties include, without limitation: established competitors who have substantially greater financial resources and operating histories, regulatory delays or denials, ability to compete as a start-up company in a highly competitive market, and access to sources of capital.

The following discussion and analysis should be read in conjunction with our financial statements and notes thereto included elsewhere in this Prospectus. Except for the historical information contained herein, the discussion in this Prospectus contains certain forward-looking statements that involve risks and uncertainties, such as statements of our plans, objectives, expectations and intentions. The cautionary statements made in this Prospectus should be read as being applicable to all related forward-looking statements wherever they appear in this Prospectus. The Company's actual results could differ materially from those discussed here.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay for our expenses. This is because we have not generated any revenues and no sales are yet possible. There is no assurance we will ever reach this point. Accordingly, we must raise sufficient capital from other sources. Our only other source for cash at this time is investments by others. We must raise cash to stay in business. In response to these problems, management intends to raise additional funds through public or private placement offerings. At this time, however, the Company does not have plans or intentions to raise additional funds by way of the sale of additional securities, other than pursuant to this Offering.

Limited Operating History; Need for Additional Capital

There is no historical financial information about us on which to base an evaluation of our performance. We are a development stage company and have generated minimal revenues from operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in developing our website, and possible cost overruns due to the price and cost increases in supplies and services.

If we are unable to meet our needs for cash through revenues or from either the money that we raise from our Offering, or possible alternative sources, then we may be unable to continue, develop, or expand our operations.

We have no plans to undertake any product research and development during the next twelve months. There are also no plans or expectations to acquire or sell any plant or plant equipment in the first year of operations.

Liquidity and Capital Resources

To meet our need for cash for expansion we are attempting to raise money from our Offering. We cannot guarantee that we will be able to sell all the shares. If we are successful, the money raised will be applied to the items set forth in this plan of operations. However, regardless of our ability raise money from the Offering, we believe that our operations will be sufficiently supported by cashflows derived from sale of our products and services.

Our officer has agreed to advance funds as needed until the public offering is completed or failed. While he has agreed to advance the funds, the agreement is verbal and is unenforceable as a matter of law.

To date, we have funded our operations through the sale of Series B preferred stock and common stock resulting in proceeds received of $355,000 during the period from Inception to December 31, 2020 and $400,000 for the six months ended June 30, 2021. We have generated limited revenues since inception and have incurred a net loss of $75,465 for the period from Inception to December 31, 2020, and $1,433,984 for the six months ended June 30, 2021.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Critical Accounting Policies

Our significant accounting policies are more fully described in the notes to our consolidated financial statements. Those material accounting estimates that we believe are the most critical to an investor’s understanding of our financial results and condition are discussed immediately below and are particularly important to the portrayal of our financial position and results of operations and require the application of significant judgment by our management to determine the appropriate assumptions to be used in the determination of certain estimates.

Use of estimates in the preparation of financial statements.

Preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect reported amounts in the financial statements and accompanying notes. Actual results could differ from those estimates. Significant estimates include the allowance for doubtful accounts and impairment assessments related to long-lived assets.

Revenue recognition

The Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-09, codified as Accounting Standards Codification (“ASC”) 606 Revenue from Contracts with Customers, which provides a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers. The Company adopted ASC 606 upon Inception.

The Company provides online marketing services. The Company’s revenue is generated on services priced at fixed rates. Revenue is recorded as services are performed which typically all occurs within a calendar month.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

None.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the name and age of our current director and executive officer, as well as the principal offices and positions he holds. Our Board of Directors appoints our executive officers. Our directors serve until the earlier occurrence of the election of his successor at the next meeting of shareholders, death, resignation or removal by the Board of Directors. Other than Jason Wood, the Company has no promoters as that term is defined by Rule 405 of Regulation S-K.

Name	Age	Position
Jason Wood	45	Director, Chairman, President, CEO, CFO, Secretary and Treasurer
Kevin D. Frisbie	50	Director
Bill Anderson	68	Director, COO

No executive officer or director of the corporation has been the subject of any order, judgment, or decree of any court of competent jurisdiction, or any regulatory agency permanently or temporarily enjoining, barring, suspending or otherwise limiting him or her from acting as an investment advisor, underwriter, broker or dealer in the securities industry, or as an affiliated person, director or employee of an investment company, bank, savings and loan association, or insurance company or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any securities.

No executive officer or director of the corporation has been convicted in any criminal proceeding (excluding traffic violations) or is the subject of a criminal proceeding that is currently pending.

No executive officer or director of the corporation is the subject of any pending legal proceedings.

Background Information about Our Officer and Director

Jason Wood – Director/CEO

Jason Wood is the majority owner of one of the most innovative digital marketing firms in the United States, Specificity, Inc. formed in November 2020. Specificity is an avant-garde digital marketing strategy firm which constantly seeks and deploys new digital marketing technology and implementation tools - tools for enabling simple ad deployment and measurable campaign results. Specificity is an incubator for technology start-ups in the digital marketing arena.

Already, Specificity Inc. maintains four portfolio digital marketing companies all offering new and unique ways to reach hyper-focused audiences to boost sales for clients. The first, PickPocket™, is a fully automated, self-serve, platform which includes programmatic digital marketing. This entity competes and improves upon the products offered by the social media platforms by delivering marketing to a dramatically more granularly targeted audience. PickPocket™ allows users to improve client conversions with only four clicks - measurable increased ROI coupled with easy campaign implementation. Additionally, customers completely control the spend level, campaign duration and audience size without contractual obligations.

Prior to forming Specificity Jason was the CEO of Actionable Insights, a digital marketing firm, beginning in October 2011.

Jason studied Marketing at the University of Missouri while on a full athletic scholarship before transferring to Southwest Missouri State University. After college, Wood immediately began a sales career. It was in Springfield, Missouri whereby Wood’s passion for sales and marketing flourished, catapulting him into the business world. Wood earned countless sales awards throughout his career. In fact, he was the top performing salesperson for every company for whom he worked. Wood’s entrepreneur background is just as impressive. At 44 years, Wood has successfully owned and operated an automotive lift company, two sales/marketing consulting firms, a digital marketing firm and now leads Specificity Inc., a company which he is taking public.

Kevin D. Frisbie – Director

Kevin Frisbie is the Founder and President of Frisbie & Associates, a comprehensive financial services firm with offices in Lewiston, Brewer, and Mexico, Maine, with other affiliate locations in Saco, Hallowell, Bath, and Portland. When Kevin originally launched his practice over five years ago, he worked with a strong focus in the area of strategic planning for social security and retirement. Since that time, he has expanded his office and team to address virtually every personal investment and insurance need an individual, business, or family may have throughout the entire course of their lives.

Operating as an Investment Adviser Representative, Kevin is free to act solely in the best interest of his clients. He believes in a holistic approach to financial planning. As a former baseball coach, Kevin has always had the heart of a teacher and mentor. These traits, combined with a vast knowledge of the industry, has helped him develop a passion for guiding his clients on their path to financial security. Kevin’s drive to educate and inform makes him a truly unique and gifted financial advisor.

Kevin has also assembled a team of experienced insurance professionals from across the state who specialize in various aspects of the industry, such as life insurance, annuities, social security & retirement strategies, long term care, Medicare planning, group & individual health insurance and employee benefits. Collectively, this group brings well over 100 years of industry expertise to the table, ensuring that whatever needs a client may have, Team Frisbie will meet.

Kevin presents informational workshops on a variety of topics including: Asset Preservation, Social Security Planning, Long Term Care, Financial Wellness for Employees, How to Manage Your Money During Times of Unexpected Transition, and Fundamental Financial Literacy.

As a motivational speaker and published author of Every Dime Every Day, Kevin’s expertise is frequently in high demand. He can regularly be heard on radio station 101.3, The Voice of Maine’s Financial Safari radio program, as well as seen on multiple educational TV programs.

Bill Anderson – Director/COO

Bill’s experience extends from corporate management in the Fortune 100 arena to management consulting and business development. Bill is well traveled and has lived in nine different states ranging from the East Coast, West Coast, Southwest, Southeast Central and the Great Lakes. He has spent the most recent 15 years living and working in Ohio. Bill Worked in the food business supply chain for 25 years, the last 18 with Sara Lee. He then went on to work in management consulting for six years. After that, Bill spent five years self employed until May 2017, before taking on the role as Chief Operating Officer of Actionable Insights, a digital marketing firm, in June of 2017. Bill joined Specificity in November 2020 as COO. Bill has a BS Degree in Business Administration and a Masters Degree in Management. He earned a Masters in Management as a non-traditional student and has a deep interest in and understanding of organizational development and how people work.

Involvement in Certain Legal Proceedings

To our knowledge, during the past ten years, no present or former director or executive officer of our company: (1) filed a petition under the federal bankruptcy laws or any state insolvency law, nor had a receiver, fiscal agent or similar officer appointed by a court for the business or present of such a person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer within two years before the time of such filing; (2) was convicted in a criminal proceeding or named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting the following activities: (i) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, associated person of any of the foregoing, or as an investment advisor, underwriter, broker or dealer in securities, or as an affiliated person, director of any investment company, or engaging in or continuing any conduct or practice in connection with such activity; (ii) engaging in any type of business practice; (iii) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodity laws; (4) was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described above under this Item, or to be associated with persons engaged in any such activity; (5) was found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission to have violated any federal or state securities law and the judgment in subsequently reversed, suspended or vacate; (6) was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated.

EXECUTIVE COMPENSATION AND CORPORATE GOVERNANCE

Summary Compensation Table

During the period from inception November 28, 2020 to the period ended December 31, 2020, no compensation has been accrued by or paid to:

(i)	any individual serving as Specificity’s principal executive officer or acting in a similar capacity during the period ("PEO"), regardless of compensation level;
(ii)	Specificity’s two most highly compensated executive officers other than the PEO who (A) served as executive officers at the end of the period and (B) received annual compensation during the last completed fiscal year in excess of $100,000; and
(iii)	up to two additional individuals for whom disclosure would have been provided pursuant to subsection (ii) of this paragraph but for the fact that the individual was not serving as an executive officer of Specificity at the end of the period.

Name and Principal Position	Title	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All other Compensation (1) ($)	Total ($)
Jason Wood	Chairman, CEO and President	2020	-0-	-0-	-0-	-0-	-0-	-0-	$94,774	$94,774
		2019	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
		2018	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Kevin D. Frisbie	N.E. Regional Sales Director	2020	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
		2019	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
		2018	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Bill Anderson	COO	2020	$3,750	-0-	-0-	-0-	-0-	-0-	-0-	-0-
		2019	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
		2018	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

(1) the Company covered personal expenses and other expenses incurred by other entities controlled by Mr. Wood. These amounts are not going to be repaid and thus were treated as compensation.

Long-Term Incentive Plans

We currently do not have any Long-Term Incentive Plans.

Director Compensation

None.

Director Independence

Our Board of Directors is currently composed of three members, none of whom aret an independent director.

Security Holders Recommendations to Board of Directors

We welcome comments and questions from our shareholders. Shareholders can direct communications to our Chief Executive Officer, Jason Wood, at our executive offices. However, while we appreciate all comments from shareholders, we may not be able to individually respond to all communications. We attempt to address shareholder questions and concerns in our press releases and documents filed with the SEC so that all shareholders have access to information about us at the same time. Jason Wood collects and evaluates all shareholder communications. All communications addressed to our director and executive officer will be reviewed by Jason Wood unless the communication is clearly frivolous.

Code of Ethics

The Company has not formally adopted a written code of business conduct and ethics that governs the Company’s employees, officers and Directors as the Company is not required to do so.

Committees

We do not currently have an audit, compensation or nominating committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of September 7, 2021, with respect to the beneficial ownership of shares of Common Stock by (i) each person known to us who owns beneficially more than 5% of the outstanding shares of Common Stock (based upon reports which have been filed and other information known to us), (ii) each of our Directors, (iii) each of our Executive Officers and (iv) all of our Executive Officers and Directors as a group. Unless otherwise indicated, each stockholder has sole voting and investment power with respect to the shares shown. As of June 15, 2021 we had 7,875,000 shares of Common Stock issued and outstanding, 1,000,000 shares of Series A Preferred Stock issued and outstanding, and 260,000 shares of Series B Preferred Stock issued and outstanding.

Shareholder	Number of Shares of Common Stock Held	Number of Shares of Series A Stock(2)	Number of Shares of Series B Preferred Stock(3)	Total Voting Rights	Voting % Prior to Offering	Voting % After Offering
Jason Wood	7,010,00	1,000,000		12,010,000	93.28%	87.19%
Kevin Frisbie	0	0		0	-	-
Bill Anderson	20,000	0		20,000	-	-
All Officers and Directors	7,030,000	1,000,000		12,030,000	93.43%	87.33%
TOTAL	7,030,000	1,000,000		12,030,000	92.43%	87.33%

(1)Under Rule 13d-3 promulgated under the Exchange Act, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.

(2)Holders of Series A Preferred Stock have voting rights equal to exactly five (5) votes per share held.

(3) Holders of Series B Preferred Stock do not have voting rights, but do have the right to convert into the aggregate pro rata number of shares of Common stock equal to ten percent (10%) of the sum of the total issued and outstanding shares of common plus the shares of common to be issued to the holder of the Series B Preferred Stock.

We are not aware of any arrangements that could result in a change of control.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Related Persons

On January 13, 2021, the Company and Jason Wood, as holder of 100% ownership of Pickpocket, Inc., entered into an agreement whereby the Company purchased exactly 80% of the total issued and outstanding stock of Pickpocket, Inc. in exchange for a 5 year 5% promissory note in the amount of $1,000,000. The note is to be paid in quarterly payments of interest only with any remaining interest and principal due at maturity.

On January 13, 2021, the Company sold exactly 260,000 shares of Series B Preferred Stock.

Otherwise, from inception of the Company (November 25, 2020) through the period ended March 31, 2021, there have been no additional transactions, or any proposed transactions, in which the Company was or is to be a participant and in which any related person had or will have a direct or indirect material interest, that would be required to be disclosed herein pursuant to Items 404(a) and 404(d) of Regulation S-K.

Director Independence

Our Board of Directors has determined that it does not have a member that is "independent" as the term is used in Item 7(d)(3)(iv) of Schedule 14A under the Securities Exchange Act of 1934, as amended.

LEGAL MATTERS

The validity of the shares sold by us under this prospectus will be passed upon for us by William R. Eilers, Esq.

EXPERTS

BF Borgers C.P.A., PC, our independent registered public accountant, has audited our financial statements included in this prospectus and Registration Statement to the extent and for the periods set forth in their audit report. BF Borgers C.P.A., PC. has presented its report with respect to our audited financial statements.

COMMISSION POSITION ON INDEMNIFICIATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation provides that we shall indemnify our directors and officers to the fullest extent permitted by Nevada law and that none of our directors will be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

  for any breach of the director’s duty of loyalty to the Company or its stockholders;
  for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law;
  under Nevada General Corporation Law for the unlawful payment of dividends; or
  for any transaction from which the director derives an improper personal benefit.

These provisions require us to indemnify our directors and officers unless restricted by Nevada law and eliminate our rights and those of our stockholders to recover monetary damages from a director for breach of his or her fiduciary duty of care as a director except in the situations described above. The limitations summarized above, however, do not affect our ability or that of our stockholders to seek non-monetary remedies, such as an injunction or rescission, against a director for breach of his or her fiduciary duty.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Registration Statement on Form S-1 under the Securities Act, and the rules and regulations promulgated thereunder, with respect to the Common Stock offered hereby. This prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits thereto. While we have summarized the material terms of all agreements and exhibits included in the scope of this Registration Statement, for further information regarding the terms and conditions of any exhibit, reference is made to such exhibits. Upon effectiveness of this prospectus, we will be subject to the reporting and other requirements of Section 15(d) of the Securities Exchange Act of 1934 and will file periodic reports with the Securities and Exchange Commission, including a Form 10-K for the year ended December 31, 2021 and periodic reports on Form 10-Q during that period. We will make available to our shareholders annual reports containing financial statements audited by our independent auditors and our quarterly reports containing unaudited financial statements for each of the first three quarters of each year; however, we will not send the annual report to our shareholders unless requested by an individual shareholder.

For further information with respect to us and the Common Stock, reference is hereby made to the Registration Statement and the exhibits thereto, which may be inspected and copied at the principal office of the SEC, 100 F Street NE, Washington, D.C. 20549, and copies of all or any part thereof may be obtained at prescribed rates from the Commission’s Public Reference Section at such addresses. Also, the SEC maintains a website at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. To request such materials, please contact Jason Wood, our President and Chief Executive Officer.

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of Specificity, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Specificity, Inc. (the "Company") as of December 31, 2020, the related statements of operations, stockholders' equity), and cash flows for the period from November 25, 2020 (Inception) to December 31, 2020, and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020, and the results of its operations and its cash flows for the period from Inception to December 31, 2020, in conformity with accounting principles generally accepted in the United States.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company’s current period net loss and the use of cash flow from operations raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ BF Borgers CPA PC

We have served as the Company's auditor since 2021

Lakewood, CO

June 21, 2021

 Specifity, Inc.

Balance Sheets

	As of December 31, 2020	As of June 30, 2021
Assets:		(unaudited)
Current assets
Cash and cash equivalents	$217,108	$102,521
Accounts receivable	7,250	—
Prepaid expenses and other current assets	—	10,000
Total current assets	224,358	112,521

Property and equipment, net	50,000	50,000
Deferred offering costs	13,698	60,066

Total assets	$288,056	$222,587

Liabilities and Stockholders' Equity (Deficit):
Current liabilities:
Account payable	$21,021	$16,138
Accrued liabilities	—	3,698
Note payable	30,000	—
Total current liabilities	51,021	19,836

Long term liabilities -
Related party notes payable	—	1,000,000
Total liabilities	51,021	1,019,836

Commitments and contingencies

Stockholders' Equity (Deficit):
Preferred stock, Series A; $0.001 par value; 1,000,000 shares authorized; 1,000,000 shares issued and outstanding as of December 31, 2020 and June 30, 2021	1,000	1,000
Preferred stock, Series B; $0.001 par value; 260,000 shares authorized; zero shares issued and outstanding as of December 31, 2020 and June 30, 2021.	650,000	650,000
Common stock, $0.001 par value; 50,000,000 shares authorized, 7,670,000 and 7,825,000 shares issued and outstanding as of December 31, 2020 and June 30, 2021	7,670	7,825
Additional paid-in capital	76,330	253,675
Subscriptions receivable	(422,500)	(200,000)
Accumulated deficit	(75,465)	(1,509,449)
Total stockholders' equity deficit	237,035	(796,949)
Total liabilities and stockholders' equity deficit	$288,056	$222,887

 Specifity, Inc.

Statement of Operations

	For the Period Ended December 31, 2020	For the Six Months Ended June 30, 2021
		(unaudited)
Revenue, net	$93,983	$326,306
Cost of revenues	16,170	152,804
Gross profit	77,813	173,502

Operating expenses:
Sales and marketing	3,432	19,887
General and administrative expenses	55,072	444,636
Compensation paid to officer	94,774	1,142,963
Total operating expenses	153,278	1,607,486

Loss from operations	(75,465)	(1,433,984)

Other income (expense):
Other income (expense)	—	—
Total other income (expense)	—	—

Net loss	$(75,465)	$(1,433,984)

Basic and diluted net loss per common share attributable to common stockholders	$(0.01)	$(0.15)
Weighted-average number of shares used in computing basic and diluted per share amounts	7,593,472	7,787,348

 Specifity, Inc.

Statement of Stockholders Equity (Deficit)

	Preferred Stock, Series A		Preferred Stock, Series B		Common Stock		Additional	Subscription	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Shares	Amount	Paid-in Capital	Receivable	Deficit	Equity (Deficit)
Balance, November 25, 2020 - Inception	-	$ -	-	$ -	-	$-	$-	$-	$-	$-

Issuance of founders shares	1,000,000	1,000	—	—	7,500,000	7,500	(8,500)	—	—	—
Stock issued for services	—	—	—	—	15,000	15	7,485	—	—	7,500
Issuance of common stock for cash	—	—	—	—	155,000	155	77,345	(22,500)	—	55,000
Issuance of preferred stock for cash	—	—	260,000	650,000	—	—	—	(400,000)	—	250,000
Net income	—	—	—	—	—	—	—	—	(75,465)	(75,465)
Balance, December 31, 2020	1,000,000	$1,000	260,000	$650,000	7,670,000	$7,670	$76,330	$(422,500)	$(75,465)	$237,035

Issuance of common stock for cash	—	—	—	—	155,000	155	177,345	22,500	—	200,000
Issuance of preferred stock for cash	—	—	—	—	—	—	—	200,000	—	200,000
Net income	—	—	—	—	—	—	—	—	(1,433,984)	(1,433,984)
Balance, March 31, 2021 (unaudited)	1,000,000	$1,000	260,000	$650,000	7,825,000	$7,825	$253,675	$(200,000)	$(1,509,449)	$(796,949)

 Specifity, Inc.

Statement of Cash Flows

	For the Period Ended December 31, 2020	For the Six Months Ended June 30, 2021
		(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(75,465)	$(1,433,984)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	7,500	—
Acquisition of Pick Pocket treated as officer compensation	—	1,000,000
Changes in operating assets and liabilities:
Accounts receivable	(7,250)	7,250
Prepaids and other current assets	—	(10,000)
Accounts payable	21,021	(4,883)
Accrued liabilities	—	3,698
Net cash used in operating activities	(54,194)	(437,919)

CASH FLOWS FROM INVESTING ACTIVITIES:
Net cash provided by investing activities	—	—

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from subscription receivable	—	222,500
Proceeds from notes payable	(20,000)	(30,000)
Payment of deferred offering costs	(13,698)	(46,668)
Proceeds from sale of preferred stock	250,000	—
Proceeds from sale of common stock	55,000	177,500
Net cash provided by financing activities	271,302	323,332

Change in cash and cash equivalents	217,108	(114,587)
Cash and cash equivalents, beginning of year	—	217,108
Cash and cash equivalents, end of year	$217,108	$102,521

Supplemental disclosures of cash flow information:
Cash paid for interest	$—	$—
Cash paid for income taxes	$—	$—

Non-cash investing and financing activities:
Purchase of an asset with note payable	$50,000	$—
Issuance of a related party notes payable for Pick Pocket	$—	$1,000,000

SPECIFICITY, INC.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Specificity, Inc. (the “Company”) is a Nevada Corporation incorporated on November 25, 2020 (“Inception”).

The Company is a full-service digital marketing firm that delivers cutting-edge marketing solutions to business-to-business clients as well as business to consumer clients. The Company has developed tools that allow us to identify and market to people who are actively in the buying cycle. We take advantage of the real-time messaging opportunities digital marketing offers to give small and medium-sized businesses a fair chance at online traffic.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). Also see Note 3.

The accompanying unaudited financial statements as of and for the six months ended June 30, 2021 have been prepared in accordance with accounting principles generally accepted in the Unites States (“US GAAP”) for interim financial information and pursuant to the requirements of the U.S. Securities and Exchange Commission (‘SEC”). Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included. The results of operations for the interim periods are not necessarily indicative of the results of operations for the entire year.

Use of Estimates

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Concentration of Credit Risk

Cash and cash equivalents are maintained at financial institutions and, at times, balances may exceed federally insured limits of $250,000 per institution that pays Federal Deposit Insurance Corporation (“FDIC”) insurance premiums. The Company has never experienced any losses related to these balances.

Cash and Cash Equivalents

The Company classifies its highly liquid investments with maturities of three months or less at the date of purchase as cash equivalents. Management determines the appropriate classification of its investments at the time of purchase and reevaluates the designations of each investment as of the balance sheet date for each reporting period. The Company classifies its investments as either short-term or long-term based on each instrument’s underlying contractual maturity date. Investments with maturities of less than 12 months are classified as short-term and those with maturities greater than 12 months are classified as long-term. The cost of investments sold is based upon the specific identification method.

SPECIFICITY, INC.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

 Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable is recorded net of an allowance for doubtful accounts, if needed. The Company considers any changes to the financial condition of its financial institutions used and any other external market factors that could impact the collectability of its receivables in the determination of its allowance for doubtful accounts. The Company does not expect to have write-offs or adjustments to accounts receivable which could have a material adverse effect on its financial position, results of operations or cash flows as the portion which is deemed uncollectible is already taken into account when the revenue is recognized.

Revenue Recognition

The Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-09, codified as Accounting Standards Codification (“ASC”) 606 Revenue from Contracts with Customers, which provides a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers. The Company adopted ASC 606 upon Inception.

The Company provides online marketing services. The Company’s revenue is generated on services priced at fixed rates. Revenue is recorded as services are performed which typically all occurs within a calendar month.

Fair Value Measurements

The Company follows FASB ASC 820, Fair Value Measurements and Disclosures (“ASC 820”) to measure and disclosure the fair value of its financial instruments. ASC 820 establishes a framework for measuring fair value in U.S. GAAP and expands disclosures about fair value measurements and establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. The three levels of fair value hierarchy defined by ASC 820 are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally unobservable inputs and not corroborated by market data.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The carrying amounts reported in the Company’s financial statements for cash, accounts receivable, prepaids and other current assets, accounts payable, etc approximate their fair value because of the immediate or short-term mature of these financial instruments.

SPECIFICITY, INC.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Property and Equipment

Property and equipment is recorded at cost. Expenditures for major additions and betterments are capitalized. Maintenance and repairs are charged to operations as incurred. Depreciation of property and equipment is computed by the straight-line method (after taking into account their respective estimated residual values) over the assets estimated useful life of five (5) years. Upon sale or retirement of equipment, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in the statement of operations.

Impairment of Long-Lived Assets

Long-lived assets are reviewed for impairment when there is evidence that events or changes in circumstances indicate that the carrying amount of an asset or asset group may not be recoverable. Recoverability of assets to be held and used is measured by comparing the carrying amount of an asset or asset group to estimated undiscounted future cash flows expected to be generated by the asset or asset group. If the carrying amount of an asset or asset group exceeds its estimated future cash flows, an impairment charge is recognized for the amount by which the carrying amount of the asset or asset group exceeds the estimated fair value of the asset or asset group. Long-lived assets to be disposed of by sale are reported at the lower of their carrying amounts or their estimated fair values less costs to sell and are not depreciated. As of December 31, 2020, there were no asset impairments.

Income Taxes

The Company recognizes deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the fiscal year in which the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the fiscal years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statement of operations in the period that includes the enactment date.

The Company’s income tax returns are based on calculations and assumptions that are subject to examination by the Internal Revenue Service and other tax authorities. In addition, the calculation of the Company’s tax liabilities involves dealing with uncertainties in the application of complex tax regulations. The Company recognizes liabilities for uncertain tax positions based on a two-step process. The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates that it is more likely than not that the position will be sustained on audit, including resolution of related appeals or litigation processes, if any. The second step is to measure the tax benefit as the largest amount that is more than 50% likely of being realized upon settlement. While the Company believes it has appropriate support for the positions taken on its tax returns, the Company regularly assesses the potential outcomes of examinations by tax authorities in determining the adequacy of its provision for income taxes. The Company continually assesses the likelihood and amount of potential adjustments and adjusts the income tax provision, income taxes payable and deferred taxes in the period in which the facts that give rise to a revision become known. As of December 31, 2020, the Company does not believe any provisions are required in connection with uncertain tax positions as there are none.

SPECIFICITY, INC.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Per Share Information

Basic net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the year. Diluted net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the year, increased by the potentially dilutive common shares that were outstanding during the year. As of December 31, 2020 and March 31, 2021, the Company does not have any dilutive shares.

Stock Based Compensation

The Company recognizes as compensation expense all share-based payment awards made to employees, directors, and consultants including grants of stock, stock options and warrants, based on estimated fair values. Fair value is generally determined based on the closing price of the Company’s common stock on the date of grant and is recognized over the service period.

New Accounting Pronouncements

The FASB issues ASUs to amend the authoritative literature in ASC. There have been a number of ASUs to date that amend the original text of ASC. The Company believes those issued to date either (i) provide supplemental guidance, (ii) are technical corrections, (iii) are not applicable to the Company or (iv) are not expected to have a significant impact on the Company.

NOTE 3 – GOING CONCERN

As reflected in the accompanying financial statements, during the period from Inception to December 31, 2020, the Company incurred a net loss of $75,465 and used cash of $54,194 in operating activities. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. We have evaluated the conditions or events that raise substantial doubt about the Company’s ability as a going concern within one year of issuance of the financial statements.

While the Company is continuing operations and generating revenues, the Company’s cash position is not significant enough to support the Company’s daily operations. To fund operations and reduce the working capital deficit, the Company has raised capital through the sale of common and preferred stock. While the Company believes in the viability of its strategy to generate revenues and in its ability to raise additional funds, there can be no assurances to that effect, nor can there be assurance that such funds will be at acceptable terms. See Notes 7 and 9 for additional fund received after December 31, 2020 and during the six months ended June 30,, 2021. The ability of the Company to continue as a going concern is dependent upon our ability to further implement its business plan and generate revenues and cash flows. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 4 – FINANCIAL STATEMENT ELEMENTS

During the period from Inception to December 31, 2020, the Company purchased software for which is to be used in operations with a $50,000 note payable. The software isn’t expected to implemented until mid-2021 and thus no amortization was recorded during the period from Inception to December 31, 2020 and for the six months ended June 30, 2021. See Note 5 for discussion of the note payable terms.

SPECIFICITY, INC.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 5 – NOTES PAYABLE

The Company entered into a $50,000 note payable in connection with the purchase of software, see Note 4. The note payable does not incur interest and requires five monthly payments of $10,000. As of December 31, 2020, a balance of $30,000 remained for which was paid during the six months ended June 30, 2021.

On January 13, 2021, the Company entered into a share purchase agreement with the Company’s Chief Executive Officer to acquire 80% of Pickpocket, Inc. (“Pickpocket”) for a purchase price of $1.0 million in the form of a promissory note. As of the date of acquisition, Pickpocket did not have any operations or significant assets. Upon acquisition, the Company expensed the $1.0 million as compensation to officer. The transaction was accounted for on a carry over basis as the Chief Executive Officer was the controlling shareholder in both entities.

The promissory note incurs interest at a rate of 5% per annum

NOTE 6 - COMMITMENTS AND CONTINGENCIES

Litigation

The Company is not party to any pending or threatened litigation.

Significant Contracts

On January 1, 2021, the Company entered into an employment contract with its Chief Executive Officer for which the initial term of the agreement is for one year and reviews automatically annually. If the Chief Executive Officer is terminated without cause, then the remaining current contract year shall be paid. During the period ended December 31, 2020 and the six months ended June 30, 2021, the Company paid either the Chief Executive Officer and/or entities affiliated with the Chief Executive Officer $94,774 and $142,963, respectively, which has been classified as officer compensation on the accompanying statement of operations.

 NOTE 7 – STOCKHOLDERS’ EQUITY

Series A Preferred Stock

The Company is authorized to issue 1,000,000 shares of $0.001 par value Series A preferred stock (“Series A”). The holder of the Series A preferred stock is entitled to 80% of all voting rights available at the time of any vote. In the event of liquidation or dissolution of the Company, holders of Series A preferred stock are entitled to share ratably in all assets remaining after payment of liabilities and have no liquidation preferences. Holders of Series A preferred stock have a right to convert each share of Series A into five shares common stock. See below for discussion regarding issuance of Series A preferred stock.

Series B Preferred Stock

The Company is authorized to issue 260,000 shares of $0.001 par value Series B preferred stock (“Series A”). The holder of the Series B preferred stock do not have voting rights. In the event of liquidation or dissolution of the Company, holders of Series B preferred stock are entitled to share ratably in all assets remaining after payment of liabilities and have no liquidation preferences. Holders of Series B preferred stock have a right to convert in the pro rata portion of exactly ten percent of the issued and outstanding common stock of the Company.

During the period from Inception to December 31, 2020, the Company sold 260,000 shares of Series B preferred stock to various investors at $2.50 per share resulting in gross proceeds of $650,000. As of December 31, 2020 and June 30, 2021, subscriptions receivable related to these were $400,000 and $250,000, respectively.

SPECIFICITY, INC.

NOTES TO THE FINANCIAL STATEMENTS

 NOTE 7 – STOCKHOLDERS’ EQUITY (CONTINUED)

Common Stock

The Company is authorized to issue 50,000,000 shares of $0.001 par value common stock. The holders of common stock are entitled to one vote per share on all matters submitted to a vote of stockholders.

At Inception, the Company issued 1,000,000 shares of Series A preferred stock and 7,500,000 shares of common stock to founders of the Company for no consideration.

During the period from Inception to December 31, 2020, the Company sold 155,000 shares of common stock to various investors at $0.50 per share resulting in gross proceeds of $77,500. As of December 31, 2020, subscriptions receivable related to these were $22,500, which were subsequently collected during the six months ended June 30, 2021.

During the six months ended June 30, 2021, the Company sold 155,000 shares of common stock to various investors at prices ranging from $0.50 to $1.50 per share resulting in gross proceeds of $177,500.

During the period from Inception to December 31, 2020, the Company issued 15,000 shares of common stock to various advisors for services provided. The shares were earned on the date of issuance. The Company valued the stock issuances based upon a recent per share sale price of $0.50 and recorded $7,500 of stock-based compensation. The amount was expensed to general and administrative expenses on the accompanying statement of operations.

NOTE 8 – INCOME TAXES

The Company’s net deferred tax assets at December 31, 2020 is approximately $18,000 which consists of net operating loss carry forwards. As of December 31, 2020, the Company provided a 100% valuation allowance against the net deferred tax assets. During the period from Inception to December 31, 2020, the valuation allowance increased by approximately $18,000.

The Company is subject to tax in the United States (“U.S.”) and files tax returns in the U.S. Federal jurisdiction and state jurisdictions. The Company is subject to U.S. Federal, state and local income tax examinations by tax authorities for all periods starting in 2020. The Company currently is not under examination by any tax authorities.

NOTE 9 – SUBSEQUENT EVENTS

Management has evaluated subsequent events pursuant to the requirements of ASC Topic 855 and has determined that no material subsequent events exist other than those disclosed below.

See Note 7 for additional subsequent events.

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered. We will pay all such expenses.

Securities and Exchange Commission Registration Fee	$288
Audit Fees and Expenses	$21,600
Legal Fees and Expenses	$17,500
Transfer Agent and Registrar Fees and Expenses	$2,000
SEC Filings	$2,500
Miscellaneous Expenses	$4,000
Total	$47,888	*
* Estimate Only

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The sole officer and director of the Company is indemnified as provided by the Nevada Revised Statutes. Unless specifically limited by a corporation’s Articles of Incorporation, Nevada law automatically provides directors with immunity from monetary liabilities. The Company’s Articles of Incorporation do not contain any such limiting language. Excepted from that immunity are:

  willful failure to deal fairly with the corporation or its shareholders in connection with a matter in which the director has a material conflict of interest;
  a violation of criminal law unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful;
  a transaction from which the director derived an improper personal profit; and
  willful misconduct.

The Articles of Incorporation provide that the Company will indemnify its officer, director, legal representative, and persons serving at the request of the Company as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise to the fullest extent legally permissible under the laws of the State of Nevada against all expenses, liability and loss (including attorney’s fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by that person as a result of that connection to the Company. This right of indemnification under the Articles is a contract right, which may be enforced in any manner by such person and extends for such persons benefit to all actions undertaken on behalf of the Company.

RECENT SALES OF UNREGISTERED SECURITIES

Set forth below is information regarding the issuance and sales of securities without registration since inception. No such sales involved the use of an underwriter; no advertising or public solicitation was involved; the securities bear a restrictive legend; and no commissions were paid in connection with the sale of any securities.

Upon inception, exactly 7,010,000 shares of Common Stock as well as 1,000,000 shares of Series A Preferred stock were issued to Jason Wood, our founder pursuant to Section 4(a)(2) of the Securities Act.

Since inception, the Company issued 865,000 shares of common stock pursuant to Rule 506(b) of Regulation D of the Securities Act at a price of $1.50 per share.

Since inception the Company issued exactly 260,000 shares of Series B Preferred Stock pursuant to Section 4(a)(2) of the Securities Act.

These securities were issued in reliance upon the exemption contained in Section 4(2) of Securities Act of 1933.  These securities were issued to the founders of the Company and bear a restrictive legend. No written agreement was entered into regarding the sale of stock to the Company's founders.

EXHIBITS

Exhibit Number	Description	Date Filed
3.1	Articles of Incorporation of Specificity	06/23/2021
3.2	Bylaws of Specificity	06/23/2021
3.3	Designation of Series A Preferred Stock	06/23/2021
3.4	Designation of Series B Preferred Stock	06/23/2021
5.1	Opinion of Eilers Law Group, P.A., re: the legality of the shares being registered	06/23/2021
10.1	Pickpocket, Inc. Purchase Agreement	06/23/2021
10.2	Promissory Note issued to Jason Wood	06/23/2021
23.1	Auditor Consent	09/14/2021
23.2	Consent of Eilers Law Group, P.A. (included in Exhibit 5.1)	06/23/2021
99.1	Subscription Agreement	09/14/2021

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

(a)	Include any prospectus required by Section 10(a)(3) of the Securities Act;

(b)	Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(c)	Include any additional or changed material information on the plan of distribution.

2.	To, for the purpose of determining any liability under the Securities Act, treat each post-effective amendment as a new Registration Statement relating to the securities offered herein, and to treat the offering of such securities at that time to be the initial bona fide offering thereof.

3.	To remove from registration, by means of a post-effective amendment, any of the securities being registered hereby that remain unsold at the termination of the offering.

4.	For determining liability of the undersigned Registrant under the Securities Act to any purchaser in the initial distribution of the securities, that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(b)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(c)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and,

(d)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our director, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our director, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our director, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

For the purposes of determining liability under the Securities Act for any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a Registration Statement relating to an offering, other than Registration Statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the Registration Statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Largo, Florida on the 30th day of December 2021.

Specificity

By:	/s/ Jason Wood
Name:	Jason Wood
Title:	President, Chief Executive Officer, Principal Executive Officer, Chief Financial Officer, Principal Accounting Officer, Secretary, Treasurer & Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jason Wood, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-1 of Specificity and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, grant unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or her substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Jason Wood Jason Wood	Director	12/30/2021

/s/ Kevin Frisbie Kevin Frisbie	Director	12/30/2021

/s/ William Anderson William Anderson	Director	12/30/2021